                                                                 EXHIBIT 10.33

         THIS CREDIT AGREEMENT is dated as of April 30, 1997, by and between PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), and NATIONSBANK, N.A. (SOUTH) (the "Lender").

         WHEREAS, the Lender desires to make available to the Borrower certain financial accommodations on the terms and conditions contained herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                            ARTICLE I. DEFINITIONS

SECTION 1.1. DEFINITIONS.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

         "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division or Asset Group thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of a majority of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of 51% or greater ownership interest in any such Person.

         "ACQUISITION CONSIDERATION" means, with respect to an Acquisition by the Borrower, the aggregate amount of consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition. For purposes of this definition, such consideration shall include (without duplication), but shall not be limited to, the following: (a) the amount of cash paid, together with the fair market value of all other assets conveyed, by the Borrower and its Subsidiaries in consideration for such Acquisition, including but not limited to the fair market value of all capital stock of the Borrower conveyed by the Borrower in consideration for such Acquisition; (b) the aggregate amount of Indebtedness acquired, incurred or assumed by the Borrower and its Subsidiaries in connection with such Acquisition; (c) all amounts paid or to be paid by the Borrower and its Subsidiaries in respect of any covenant not to compete granted in connection with such Acquisition and accruing to the benefit of any New Subsidiary or other Loan Party; (d) the aggregate capitalized amount of consulting or other similar fees or payments to be paid by such New Subsidiary or other Loan Party in connection with, or as a result of, such Acquisition; and (e) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and brokers' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition.

         "ACQUISITION DOCUMENTS" means, collectively, the asset purchase agreement, stock purchase agreement, merger agreement or other primary agreement to which the Borrower and/or one or more of its Subsidiaries is a party relating to an Acquisition, together with all related agreements and conveyance instruments executed in connection therewith or pursuant thereto, including Seller Notes, if any.

         "ACQUISITION EBITDA" means the aggregate pro forma amount of the Management Fee payable with respect to a Target for the four quarters immediately preceding an Acquisition of such Target, based on the assumption that the related Management Services Agreement under which the Management Fee is defined was actually in effect throughout such four-quarter period; provided, however, if in connection with such Acquisition, no Management Services Agreement will be entered into because such Target will either combine with an existing Loan Party or will become a New Subsidiary, then Acquisition EBITDA shall refer to the pro forma EBITDA of such Target for the four quarters immediately preceding its Acquisition.

         "ACQUISITION HISTORICAL FINANCIAL STATEMENTS" has the meaning given that term in Section 9.6(c)(iii).

         "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

         "AFFILIATE" means any Person (other than the Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding fifteen percent (15.0%) or more of any equity interest in the Borrower; or (c) fifteen percent (15.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means this Credit Agreement.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "APPLICABLE MARGIN" means, except as set forth below in this definition, (a) from the Effective Date through the date of receipt by the Lender of a Borrowing Base and Compliance Certificate in respect of the fiscal period of the Borrower and its Subsidiaries ending on March 31, 1997, 0.00% per annum with respect to Base Rate Loans and 1.20% per annum with respect to LIBOR Loans and (b) thereafter for each period beginning on the date of receipt by the Lender of a Borrowing Base and Compliance Certificate in respect of any quarterly fiscal period of the Borrower and its Subsidiaries ending after March 31, 1997 and ending on the date next following date of receipt by the Lender of a Borrowing Base and Compliance Certificate in respect of a subsequent fiscal period, that percent per annum set forth below opposite the Funded Debt to EBITDA Ratio applicable to the fiscal period of the Borrower and its Subsidiaries then ended as reflected in the applicable Borrowing Base and Compliance Certificate:

         =======================================================================================================
                                                      APPLICABLE MARGIN FOR BASE     APPLICABLE MARGIN FOR LIBOR
                FUNDED DEBT TO EBITDA RATIO                   RATE LOANS                        LOANS
         -------------------------------------------------------------------------------------------------------
         Less than or equal to 3.00 to 1.00 but
         greater than or equal to 2.50 to 1.00                   0.50%                          2.00%
         -------------------------------------------------------------------------------------------------------
         Less than 2.50 to 1.00 but greater than
         or equal to 2.00 to 1.00                                0.30%                          1.85%
         -------------------------------------------------------------------------------------------------------
         Less than 2.00 to 1.00 but greater than
         or equal to 1.00 to 1.00                                0.00%                          1.40%
         -------------------------------------------------------------------------------------------------------
         Less than 1.00 to 1.00                                  0.00%                          1.20%
         =======================================================================================================

Notwithstanding the above, if the Borrower shall fail to deliver any such Borrowing Base and Compliance Certificate within the time period required by
Section 8.3., then the Applicable Margin shall be 0.50% per annum with respect to Base Rate Loans and 2.00% per annum with respect to LIBOR Loans until the appropriate Borrowing Base and Compliance Certificate is so delivered.

         "APPROVED ACQUISITION" has the meaning given that term in Section
9.6(c).

         "ASSET GROUP" means any asset or group of assets with identifiable net earnings (or loss).

         "BASE RATE" means the rate which the Lender publicly announces from time to time in Atlanta, Georgia as its prime lending rate. The prime lending rate of the Lender is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above, or below such prime lending rate. Any change in the Base Rate hereunder shall be effective for purposes of this Agreement as of the date of such change in such rate.

         "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

         "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

         "BORROWING BASE" means at any time an amount equal to 80% of the aggregate face value of Eligible Receivables due and owing to each of the Loan Parties at such time.

         "BORROWING BASE AND COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer of the Borrower setting forth the calculation of the Borrowing Base and the Maximum Acquisition Loan Amount and such other matters as are required in Section 8.3., such certificate to be substantially in the form of Exhibit B.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close and
(b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "BUSINESS UNIT" means the assets constituting the business or a division or operating unit thereof of any Person.

         "CAPITAL ASSET" means any asset not customarily charged directly to expense or depreciated or amortized over a useful life of twelve months or less in accordance with GAAP, and shall include fixed assets (including without limitation, assets subject to Capitalized Lease Obligations, land, buildings, fixtures, machinery and equipment) and intangible assets (including without limitation, patents, copyrights, trademarks, service marks, franchises and good will).

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), or at least P-2 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

         "COLLATERAL" means any collateral security hereafter pledged by any Loan Party to secure the Obligations or any portion thereof.

         "COLLATERAL ASSIGNMENT OF ACQUISITION DOCUMENTS" means each collateral assignment of rights under the Acquisition Documents executed by any Loan Party in favor of the Lender after the Effective Date pursuant to Section 9.6., each such collateral assignment to be in substantially the form of Exhibit A.

         "COLLATERAL ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENTS" means a Collateral Assignment of Management Services Agreements executed by the Person serving as manager thereunder, which Person shall be a Wholly-Owned Subsidiary of the Borrower, in favor of the Lender and substantially in the form of Exhibit C.

         "COMBINED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 9.6(c)(v) hereof.

         "COMMITMENT" means the amount of the Term Loan Commitment plus the amount of the Revolving Loan Commitment, as each or both may be reduced from time to time in accordance with the terms of this Agreement.

         "COMPLEMENTARY SPECIALTIES" means medical practices that, in the field of medicine, are deemed complementary to Otolaryngology, including but not limited to, Audiology, Pulmonology, sleep medicine, allergy, plastic surgery, oral surgery, diagnostic imaging and vascular testing.

         "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period of the Borrower, the total interest expense (including without limitation, interest expense attributable to Capitalized Lease Obligations in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period of computation thereof, the net income (loss) of such Person on a consolidated basis for such period; provided, however, that the following shall be excluded when determining Consolidated Net Income: (a) any item of gain or loss resulting from sale, conversion or other disposition of assets other than in the ordinary course of business; (b) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of such Person; (c) the income (loss) for such fiscal period of any other Person prior to the date such other Person becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries, or such other Person's assets are acquired by such Person or any of its Subsidiaries; (d) net gains or losses on the collection of proceeds of life insurance policies; (e) any write-up of any asset; (f) any other net gains or losses of an extraordinary nature as determined in accordance with GAAP; (g) in the case of the Borrower or any of its Subsidiaries, nonrecurring charges incurred in connection with an Approved Acquisition and, in connection with any other Acquisition, nonrecurring charges incurred in an amount not to exceed twenty percent (20%) of the Acquisition Consideration for such other Acquisition; (h) any portion of the income of such Person attributable to the unremitted earnings of any other Person that is not a Subsidiary of such Person; and (h) any earnings attributable to the amortization of negative goodwill.

         "CONTINGENT OBLIGATIONS" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of business), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to transfer property to any other Person other than for value received. Contingent Obligations shall not include the obligations evidenced by any Contingent Seller Notes.

         "CONTINGENT SELLER NOTE" means any promissory note issued by the Borrower or any other Loan Party in connection with an Acquisition as payment of any of the Acquisition Consideration for such Acquisition which meets all of the following criteria: (a) the stated amount of such note does not bear interest (whether as a stated rate, issuance at a discount, or otherwise); (b) such note would not be required to be reflected as a liability on the balance sheet of the maker of such note prepared in accordance with GAAP; and (c) all of the payment obligations under such note are absolutely contingent and in the nature of earn-out payments required to be made by the maker of such note in connection with such Acquisition.

         "CONTINUE," "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

         "CONVERT," "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

         "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan; and (b) the Conversion of a Loan.

         "CURRENT ASSETS" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP.

         "CURRENT DEBT" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date; provided that Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from such date. Current Debt shall not include the obligations evidenced by any Contingent Seller Notes.

         "CURRENT LIABILITIES" means, with respect to any Person, the aggregate amount of all Indebtedness of such Person which should properly be classified as current liabilities in accordance with GAAP.

         "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

         "DEBT SERVICE COVERAGE RATIO" means the ratio of (a) the Borrower's EBITDA (plus any Acquisition EBITDA not otherwise included in the calculation of the Borrower's EBITDA) for the four-fiscal quarter period most recently ended minus the aggregate amount of Restricted Payments made during such period minus cash payments actually made during such period in respect of taxes on income to (b) the sum of (i) the total consolidated interest expense (including, without limitation, capitalized interest expense) of the Borrower for such period plus (ii) regularly scheduled principal payments on Funded Debt of the Borrower and its Subsidiaries during such period (excluding any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full).

         "DEFAULT" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, a determination of materiality or the happening of any other condition.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to a Person and for a given fiscal period, the Consolidated Net Income of such Person for such period plus the sum of the following amounts (but in the case of the amount described in the following clauses (a) through (d), only to the extent included in determining the Consolidated Net Income of such Person for such period) determined on a consolidated basis: (a) income tax expense of such Person in respect of such period plus (b) interest expense of such Person for such period plus (c) depreciation and amortization expense and other non-cash charges of such Person for such period minus (d) payments to any physicians during such period which were not treated as items of expense. For purposes of determining the Borrower's EBITDA, (i) the net income (loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower, or of any Asset Group accrued prior to the date such Asset Group was acquired by the Borrower, shall be excluded from EBITDA if and to the extent otherwise included in net income (loss) of the Borrower for such period; and (ii) except as otherwise provided in the definition of the term Maximum Acquisition Loan Amount, Acquisition EBITDA of any Person accrued prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower, or of any Asset Group accrued prior to the date such Asset Group was acquired by the Borrower, less any incremental overhead of any such Person or allocated to any such Asset Group, may be included in the Borrower's EBITDA, but only if the Borrower provides the Lender with evidence of the calculation of the Acquisition EBITDA of such Person or Asset Group, together with supporting financial statements, which are acceptable to the Lender in its sole but reasonable discretion. For purposes of determining whether the Borrower is in compliance with the financial covenants contained in Section 9.1.(a), (d) and (e), the Borrower's EBITDA for the four-fiscal quarter period ending on June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998 shall be calculated using the following adjustments and assumptions: For each of the fiscal quarters ending June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998, the Borrower's EBITDA for the four-fiscal quarter period then ended shall be deemed to be the result obtained by multiplying (A) the actual EBITDA of the Borrower for the period from April 1, 1997 through the last day of such fiscal quarter times (B) a ratio equal to (1) 365 divided by (2) the number of days elapsed from April 1, 1997 until the last day of such quarter. For the fiscal quarter of the Borrower ending June 30, 1998, and for each fiscal quarter thereafter, the Borrower's EBITDA shall be the actual Borrower's EBITDA for the four-fiscal quarter period ending on the last day of such fiscal quarter.

         "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Lender.

         "ELIGIBLE RECEIVABLES" means, as of any date of determination thereof, all Receivables of a Loan Party at such date other than the following (determined without duplication): (a) any Receivable which does not represent a complete bona fide transaction requiring no further action to make such Receivable payable by the Account Debtor; (b) any Receivable not payable in Dollars; (b) any Receivable which, at the date of issuance of the invoice therefor, was by its terms payable more than 60 days after provision of the related goods or services; (c) any Receivable due from (i) any Subsidiary or Affiliate of any Loan Party or (ii) any employee, agent or representative of any Loan Party or any Subsidiary or Affiliate of any Loan Party; (d) any Receivable with respect to all or part of which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been presented for payment and returned uncollected for any reason; (e) any Receivable as to which any one or more of the following events has occurred with respect to the applicable Account Debtor: the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code; the institution by or against such Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or elsewhere) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor; the inability to pay or the nonpayment by such Account Debtor of its debts generally as they become due; or the cessation of the business of such Account Debtor as a going concern; (f) any Receivable due from an Account Debtor incorporated under the laws of any jurisdiction other than the United States of America or any state thereof or whose principal place of business or substantial portion of whose assets is located outside of the United States of America; (g) any Receivable which remains unpaid for more than (i) 120 days after the original invoice in the case of any and all Governmental Receivables and (ii) 90 days after the original invoice date in the case of all other Receivables; (h) all Receivables from any Account Debtor if more than 20% of the aggregate amount of the Receivables of such Account Debtor are ineligible pursuant to clause (g) above; (i) any Receivable with respect to which there is any unresolved dispute, defense, offset or counterclaim with or by the respective Account Debtor, but only to the extent of the amount shown to be due on the invoice(s) with respect to which there is any dispute; (j) any Receivable as to which either (i) the perfection, enforceability (other than Governmental Receivables) or validity of the Lender's security interest in such Receivable, or (ii) in the case of Receivables other than Governmental Receivables, the Lender's right or ability to obtain direct payment of the proceeds of such Receivable, is governed by any federal or state statutory requirements other than those of the UCC (including, without limitation, the Federal Assignment of Claims Act); (k) any Receivable (i) as to which the Lender does not have a valid and enforceable first priority security interest, subject to no other Liens other than Permitted Liens or (ii) in the case of Receivables other than Governmental Receivables, as to which the Lender does not have a right of direct payment upon an Event of Default; (l) any Receivable that has not been created in the ordinary course of business; (m) the portion of the Receivables (other than Governmental Receivables) of such Loan Party owing by any Account Debtor or group of affiliated Account Debtors representing in excess of 25% of the aggregate amount of all Eligible Receivables of such Loan Party; provided, however, that this clause (m) shall not apply to any Account Debtor who, on the date of determination, has (1) a rating of B+ or higher, as rated by A.M. Best ("Best"), if such Account Debtor is rated by Best; (2) a long term senior unsecured debt rating of BBB- or higher, as rated by Standard & Poor's Ratings Services ("S&P"), if the long term senior unsecured debt of such Account Debtor is rated by S&P; and (3) a long term senior unsecured debt rating of Baa3 or higher, as rated by Moody's Investors Services, Inc. ("Moody's"; Moody's, S&P and Best, collectively, the "Rating Agencies"), if the long term senior unsecured debt of such Account Debtor is rated by Moody's; provided, further, that (X) if such Account Debtor is rated as described above by more than one of the Rating Agencies, then the requirements set forth above for each such Rating Agency must be satisfied; (Y) if such Account Debtor is not rated as described above by any of the Rating Agencies, then this clause (m) shall apply to such Account Debtor; and (Z) if such Account Debtor is rated by one or more rating agencies other than the Rating Agencies, the Lender may, after considering the rating assigned to such Account Debtor by such other rating agency or agencies, determine that this clause (m) shall not apply to such Account Debtor, but any such determination shall be made by the Lender in its sole but reasonable discretion; and (n) any Receivable arising from a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates or is assumed by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates in connection with any acquisition or other business combination or (b) has at any time been maintained by the Borrower, any of its Subsidiaries or any other current or former ERISA Affiliate.

         "EMPLOYMENT AGREEMENT" means each employment agreement entered into by a party to a Management Services Agreement (other than a Loan Party) with any physician owning an equity interest in such party or any other practitioner employed or otherwise retained by such party.

         "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. Section 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; National Environmental Policy Act, 42 U.S.C.
Section 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "EQUITY ISSUANCE" means any issuance or sale by the Borrower or any other Loan Party of its capital stock or other equity securities, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or equity securities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA AFFILIATE" means any entity required at any relevant time to be aggregated with the Borrower or any Subsidiary under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "EVENT OF DEFAULT" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FAMILY MEMBER" means, with respect to an individual, any of such individual's spouse and immediate lineal descendants (whether natural or adopted)and any trusts established for the sole benefit of any of the foregoing.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lender by federal funds dealers selected by the Lender on such day on such transaction as determined by the Lender.

         "FEES" means the fees and commissions provided for or referred to in
Section 3.3. and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "FUNDED DEBT" means, with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Funded Debt of other Persons which (i) such Person has Guaranteed or (ii) are secured by a Lien on any property of such Person. Funded Debt shall not include the obligations evidenced by any Contingent Seller Notes.

         "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "GOVERNMENTAL RECEIVABLES" means any Receivable payable by an Account Debtor which is a Governmental Authority, including without limitation, Medicare and Medicaid Receivables.

         "GUARANTY," "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations; (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss; (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation; (iv) repayment of amounts drawn down by beneficiaries of letters of credit; or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean each Guaranty substantially in the form of Exhibit D executed and delivered by a Loan Party pursuant to
Section 5.1. or otherwise.

         "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "INDEBTEDNESS" as applied to a Person means, without duplication, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including without limitation, all Funded Debt.

         "INTELLECTUAL PROPERTY" has the meaning given that term in Section 6.1.(t).

         "INTEREST COVERAGE RATIO" means the ratio of (a) the Borrower's EBITDA (plus any Acquisition EBITDA not otherwise included in the calculation of the Borrower's EBITDA) for the four-fiscal quarter period most recently ended to
(b) the total consolidated interest expense (including without limitation, capitalized interest expense) of the Borrower for such period.

         "INTEREST PERIOD" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) notwithstanding the immediately preceding clause (a), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement intended to protect a Person against fluctuations in interest rates.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person:

         (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

         (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person;

         (c)     any Guaranty of the Indebtedness of any other Person;

         (d)     any other investment in any other Person; and

         (e)     any commitment or option to make an Investment in any other
Person.

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR LOANS" means Loans bearing interest at a rate based on LIBOR.

         "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than in connection with a transaction evidencing a true lease and not a security interest.

         "LOAN" means a Revolving Loan or a Term Loan.

         "LOAN DOCUMENT" means this Agreement, each Note, each Security Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

         "LOAN PARTY" means the Borrower and each of its Subsidiaries (other than the Shell Subsidiaries). The Loan Parties as of the Agreement Date are identified on Schedule 1.1.(a).

         "MANAGEMENT ACCOUNT" has the meaning given that term in Section 7.12.

         "MANAGEMENT FEE," for purposes of calculating Acquisition EBITDA after consummation of an Acquisition, shall mean the fees payable to PSC Management or an Other Manager for services rendered in its capacity as manager under the Management Services Agreement covering or relating to the New Subsidiary or Asset Group that is a party to such Acquisition.

         "MANAGEMENT SERVICES AGREEMENT" means each Management Services Agreement entered into between PSC Management or an Other Manager and any other Person offering medical services in the field of Otolaryngology, Related Subspecialties or Complementary Specialties.

         "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by any Loan Party in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Lender in its reasonable judgment unless expressly provided otherwise.

         "MATERIAL CONTRACT" means any contract or other arrangement (other than any Loan Document), whether written or oral, to which the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "MAXIMUM ACQUISITION LOAN AMOUNT" means, at any time of determination, an amount equal to (a) the Borrower's EBITDA for the four fiscal quarter period most recently ended times (b) 2.5. For purposes of determination of the Maximum Acquisition Loan Amount, Acquisition EBITDA attributable to an Acquisition (i) for which the Acquisition Consideration equaled or exceeded $7,500,000 and (ii) which was not financed in whole or in part with proceeds of a Loan shall not be included in the Borrower's EBITDA until the Borrower shall have delivered to the Lender financial statements pursuant to Section 8.1. or 8.2. which reflect at least one full fiscal quarter of financial performance of the Target of such Acquisition.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any other ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions.

         "NET INCOME" means, with respect to any Person for a given period, such Person's net income for such period.

         "NET PROCEEDS" means, in the case of an Equity Issuance, the aggregate amount of all cash received by the Borrower or any other Loan Party in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by the Borrower or such Loan Party in connection with such Equity Issuance.

         "NET WORTH" means, with respect to any Person, such Person's total consolidated shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "NEW SUBSIDIARY" means, with respect to an Acquisition, any Subsidiary of the Borrower formed in connection with, and for the purpose of effecting, such Acquisition. If any outstanding capital stock of or other equity interest in a Person is being acquired by the Borrower or any of its Subsidiaries in connection with an Acquisition and after giving effect thereto such Person would be a Subsidiary of the Borrower, then such Person shall also constitute a New Subsidiary.

         "NOTE" means a Revolving Note or a Term Note.

         "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit E to be delivered to the Lender pursuant to Section 2.1.(b) evidencing the Borrower's request for a Loan.

         "NOTICE OF CONTINUATION" means a notice substantially in the form of Exhibit F to be delivered to the Lender pursuant to Section 2.6. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "NOTICE OF CONVERSION" means a notice substantially in the form of Exhibit G to be delivered to the Lender pursuant to Section 2.7. evidencing the Borrower's request for the Conversion of a Loan from one Type of Loan to another Type of Loan.

         "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and
(b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Lender of every kind, nature and description, under or in respect of this Agreement or any of the other

Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "OTHER MANAGER" means any Wholly Owned Subsidiary of the Borrower, other than PSC Management, who serves as the manager under any Management Services Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates or is assumed by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates in connection with any acquisition or other business combination or (b) has at any time been maintained by the Borrower, any of its Subsidiaries or any other current or former ERISA Affiliate.

         "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under
Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Schedule 6.1.(f); (e) Purchase Money Liens but only to the extent the Indebtedness secured by such Liens is permitted pursuant to Section 9.2.(d); (f) Liens securing Funded Debt permitted under Section 9.2(b) but only to the extent such Liens encumber assets which are not current assets as determined in accordance with GAAP; and
(g) Liens in favor of the Lender.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLEDGE AGREEMENT" means each Pledge Agreement executed by a Loan Party in favor of the Lender pursuant to Section 5.1. or otherwise.

         "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2.0%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if the amount so in default is the principal of a LIBOR Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, two percent (2.0%) plus the interest rate for such Loan as provided in
Section 2.2.(a), and thereafter, the rate provided for above in this definition.

         "PRINCIPAL OFFICE" means the main office of the Lender located at 600 Peachtree Street, 18th Floor, Atlanta, Georgia 30308.

         "PSC MANAGEMENT" means PSC Management Corp., a Delaware corporation, together with its successors and assigns.

         "PURCHASE MONEY LIEN" means a Lien on any property being acquired by a Person with proceeds of Funded Debt, which Lien attaches only to the property being acquired, the Funded Debt incurred in connection with such acquisition shall not exceed the purchase price of such property and such Lien shall secure only such Funded Debt.

         "REAL PROPERTY" means each parcel of real property owned by a Loan
Party.

         "RECEIVABLE" shall mean (a) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (b) all guaranties, security and Liens securing payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

         "REGULATORY CHANGE" means, with respect to the Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to the Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy.

         "RELATED SUBSPECIALTIES" means medical practices that, in the field of medicine, are deemed subspecialties of Otolaryngology, including but not limited to, Pediatric Otolaryngology, head and neck surgery, Rhinology, allergy, facial plastics and reconstructive surgery, Otology, Neurotology and Laryngology.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt to the extent not permitted under the related Subordination Agreement; and
(d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a)(ii).

         "REVOLVING LOAN COMMITMENT" means $5,000,000, as the same may be reduced from time to time pursuant to the terms of this Agreement.

         "REVOLVING NOTE" has the meaning given that term in Section 2.8.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "SECURITY AGREEMENT" means each Security Agreement to be executed by the Borrower and each other Loan Party, if any, in favor of the Lender pursuant to Section 5.1. or otherwise.

         "SECURITY DOCUMENT" means each Security Agreement, Pledge Agreement, Guaranty, Collateral Assignment of Management Services Agreement, Collateral Assignment of Acquisition Documents and other document or instrument executed by the Borrower and each other Loan Party, if any, providing for collateral security for the Obligations.

         "SELLER NOTE" means any promissory note issued by the Borrower in connection with an Acquisition as payment of any of the Acquisition Consideration for such Acquisition. The payment obligations under any and all Seller Notes shall bear interest and shall be subject to a Subordination Agreement.

         "SHELL SUBSIDIARIES" means Atlanta Audiology Associates, Inc. and Atlanta Facial Plastic Surgery, Inc., both of which are Subsidiaries of PSC Management Corp.

         "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "SUBORDINATED DEBT" means Indebtedness of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Obligations pursuant to the terms of a Subordination Agreement.

         "SUBORDINATION AGREEMENT" means each Subordination Agreement entered into between the Lender and another Person in accordance with the terms and conditions of this Agreement substantially in the form of Exhibit H.

         "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "WHOLLY OWNED SUBSIDIARY" means any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         "TARGET" means, in the case of the Acquisition of (i) all or substantially all of the assets of a Person, such Person; (ii) a division or Asset Group of a Person, such division or Asset Group and (iii) securities of a Person, such Person.

         "TAXES" has the meaning given that term in Section 3.8.

         "TERM LOAN COMMITMENT" means, during each period set forth below, the amount corresponding to such period:

                     ===========================================================================
                                          PERIOD                            TERM LOAN COMMITMENT
                     ---------------------------------------------------------------------------
                     From the Effective Date to but excluding
                     April 30, 1998                                             $20,000,000
                     ---------------------------------------------------------------------------
                     From April 30, 1998 to but excluding
                     April 30, 1999                                             $20,000,000
                     ---------------------------------------------------------------------------
                     From April 30, 1999 to but excluding
                     April 30, 2000                                             $20,000,000
                     ---------------------------------------------------------------------------
                     From April 30, 2000 to but excluding
                     April 30, 2001                                             $13,333,333
                     ---------------------------------------------------------------------------
                     From April 30, 2001 to but excluding
                     the Termination Date                                       $ 6,666,666
                     ---------------------------------------------------------------------------
                     On and after the Termination Date                          $         0
                     ===========================================================================

Each reduction in the Term Loan Commitment pursuant to Section 2.9., shall result in a dollar for dollar reduction in each of the amounts set forth above.

         "TERM LOANS" means any and all of the term loans made by the Lender to the Borrower pursuant to Section 2.1.(a)(i).

         "TERM NOTE" has the meaning given that term in Section 2.8.

         "TERMINATION DATE" means April 30, 2002.

         "TERMINATION EVENT" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or
(g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "TRANSACTIONS" shall mean (a) the execution and delivery of each of the Loan Documents, and the Acquisition Documents, (b) the making by the Lender, and the borrowing by the Borrower, of the Loans hereunder, (c) any Acquisition and (d) the consummation of all of the other transactions contemplated by the Acquisition Documents and the Loan Documents.

         "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

SECTION 1.2. GENERAL.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections," "Articles," "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern Standard Time.

                         ARTICLE II. CREDIT FACILITY

SECTION 2.1. AMOUNT OF LOANS.

         (a) Term Loans and Revolving Loans Generally. The Lender agrees, on the terms and subject to the conditions contained herein, to make (i) Term Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the lesser of (A) the Maximum Acquisition Loan Amount and (B) the Term Loan Commitment and (ii) Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding of up to but not exceeding the lesser of (A) the Borrowing Base and (B) the Revolving Loan Commitment. Notwithstanding anything herein to the contrary, at no time shall the aggregate.

outstanding principal amount of all Loans exceed the Term Loan Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder. Term Loans, once repaid, may not be reborrowed.

       (b) Requesting Loans. The Borrower shall give the Lender notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of a Revolving Loan or a Term Loan. Each Notice of Borrowing shall be delivered to the Lender before (a) 11:00 a.m. in the case of the borrowing of a LIBOR Loan, on the date three Business Days prior to the proposed date of such borrowing and (b) 2:00 p.m. in the case of the borrowing of a Base Rate Loan, on the date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Lender by telecopy on the same day of the giving of such telephonic notice. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

       (c) Disbursements of Loan Proceeds. Provided that the applicable conditions set forth in Article V. for the borrowing of such Loan are fulfilled, the Lender will make the proceeds of such Loan available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.


SECTION 2.2 RATES AND PAYMENT OF INTEREST ON LOANS.

       (a) Rates. The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

           (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

           (ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Notes, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

       (b) Payment. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the last day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower. All determinations by the Lender of an interest rate hereunder shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

SECTION 2.3  NUMBER OF INTEREST PERIODS.

       There may be no more than five (5) different Interest Periods outstanding at the same time.

SECTION 2.4  REPAYMENT OF LOANS.

       The entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans shall be due and payable in full on the Termination Date.

SECTION 2.5  PREPAYMENTS.

       (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty upon at least three Business Days prior written notice.

       (b) Mandatory. If at any time (i) the aggregate principal amount of outstanding Revolving Loans shall exceed the lesser of (A) the Borrowing Base and (B) the Revolving Loan Commitment, (ii) the aggregate principal amount of outstanding Term Loans shall exceed the lesser of (A) the Maximum Acquisition Loan Amount and (B) the Term Loan Commitment or (iii) the aggregate amount of Loans outstanding shall exceed the Term Loan Commitment, the Borrower shall, within ten Business Days of the occurrence of such excess in the case of clauses
(i) and (ii) above, and within one Business Day of the occurrence of such excess in the case of clause (iii) above, prepay the Loans in an amount sufficient to eliminate such excess. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

SECTION 2.6  CONTINUATION.

       So long as no Default or Event of Default shall have occurred, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Lender a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest

Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with
Section 2.7.

SECTION 2.7  CONVERSION.

       So long as no Default or Event of Default shall have occurred, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Lender, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy, confirmed promptly in writing if by telephone in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.8  NOTES.

       The Revolving Loans made by the Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit I (the "Revolving Note"), payable to the order of the Lender in a principal amount equal to the Revolving Loan Commitment as originally in effect and otherwise duly completed. The Term Loans made by the Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit J (the "Term Note"), payable to the order of the Lender in a principal amount equal to the Term Loan Commitment as originally in effect and otherwise duly completed.

SECTION 2.9  VOLUNTARY REDUCTIONS OF THE COMMITMENT.

       The Borrower shall have the right to terminate or reduce the unused amount of the Commitment at any time and from time to time without penalty or premium upon not less than three Business Days prior written notice to the Lender of each such termination or reduction, which notice shall specify the effective date thereof, whether such reduction is a reduction of the Revolving Loan Commitment or the Term Loan Commitment and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Lender. The Commitment, once terminated or reduced, may not be increased or reinstated.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1  PAYMENTS.

       Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and shall be made as otherwise directed in writing by the Lender from time to time. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Lender the amounts payable by the Borrower hereunder to which such payment is to be applied. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2  MINIMUM AMOUNTS.

       (a) Borrowings. Each Base Rate Loan shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess thereof. Each LIBOR Loan, and each Conversion of a Loan to a LIBOR Loan, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

       (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in a minimum amount of $100,000 and integral multiples of $50,000 in excess thereof. Each voluntary prepayment of a Term Loan shall be in a minimum amount of $100,000 and integral multiples of $50,000 in excess thereof.

       (c) Reductions of Commitment. Each reduction of the Commitment under
Section 2.9. shall be in a minimum amount of $100,000 and integral multiples of $50,000 in excess thereof.

SECTION 3.3  FEES.

       (a) Closing Fee. In consideration of the extension of the credit facility established hereby, the Borrower agrees to pay to the Lender no later than the Effective Date a closing fee in an amount equal to $100,000. The Lender acknowledges receipt of $25,000 of such fee prior to the date hereof.

       (b) Facility Fees. The Borrower agrees to pay to the Lender a facility fee in an amount equal to three-eighths of one percent (0.375%) per annum of the average daily amount by which the Term Loan Commitment exceeds the aggregate outstanding principal amount of Loans for the period from and including the Agreement Date to but excluding the date the Commitment is terminated or reduced to zero. Such fee shall be payable in arrears on (i) the last Business Day of March, June, September and December in each year commencing with June 30, 1997,
(ii) the
date of each reduction in the Commitment (but only on the amount of the reduction) and (iii) on the Termination Date.

SECTION 3.4  COMPUTATIONS.

       Unless otherwise expressly set forth herein, (a) any accrued interest on any Base Rate Loan and any Fees due hereunder shall be computed on the basis of a year of 365 or 366 days, as appropriate, and the actual number of days elapsed and (b) any accrued interest on any LIBOR Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3.5  USURY.

       In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.6  AGREEMENT REGARDING INTEREST AND CHARGES.

       The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2.(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Lender to third parties or for damages incurred by the Lender, are charges made to compensate the Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.7   STATEMENTS OF ACCOUNT.

       The Lender will account to the Borrower with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Lender shall be deemed presumptively correct. The failure of the Lender to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.8   TAXES.

       (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, and (iv) any taxes imposed on or measured by the Lender's assets, net income, receipts or branch profits (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

              (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

              (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such Governmental Authority; and

              (iii) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount that the Lender would have received had no such withholding or deduction been required.

       (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

                       ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1   ADDITIONAL COSTS; CAPITAL ADEQUACY.

       (a) Additional Costs. The Borrower shall promptly pay to the Lender from time to time such amounts as the Lender may reasonably determine to be necessary to compensate the Lender for any costs incurred by the Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by the Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligations or the maintenance by the Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes imposed on or measured by the overall net income of the Lender or of its Principal

Office for any of such Loans by the jurisdiction in which the Lender has such Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including, without limitation, any reserves required to be maintained against (i) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System or (ii) any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or (iii) any category of extensions of credit or other assets which includes loans by an office of the Lender outside of the United States of America to residents of the United States of America)) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender, or any commitment of the Lender (including, without limitation, the Commitment); or (iii) has or would have the effect of reducing the rate of return on capital of the Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration the Lender's policies with respect to capital adequacy).

       (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

       (c) Notification and Determination of Additional Costs. The Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Lender agrees to furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by the Lender for compensation under this Section. Determinations by the Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. The Lender shall only be entitled to compensation under this Section for events occurring during the 180 day period ending on the date the Borrower has actual knowledge of the occurrence of any such event entitling the Lender to compensation under this Section.

SECTION 4.2   SUSPENSION OF LIBOR LOANS.

       Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

              (a) the Lender reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

              (b) the Lender reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3   ILLEGALITY.

       Notwithstanding any other provision of this Agreement, if it becomes unlawful for the Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as the Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

SECTION 4.4   COMPENSATION.

       The Borrower shall pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost or expense that the Lender reasonably determines is attributable to:

              (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by the Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

              (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from the Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation, such compensation to include in the case of a LIBOR Loan, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the

Interest Period for such Loan that would have commenced on the date specified for such borrowing or Conversion) at the applicable rate of interest for such Loan provided for herein plus the Lender's normal administrative charges, if any, associated with such payment, prepayment, Conversion or failure to borrow over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to LIBOR at such time for an amount comparable to such principal amount and for a maturity comparable to such period (as reasonably determined by the Lender). Upon the Borrower's request, if the Lender shall request compensation under this Section, the Lender shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive if made on a reasonable basis and in good faith.

SECTION 4.5  TREATMENT OF AFFECTED LOANS.

       If the obligation of the Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), Section 4.2. or Section 4.3., then all LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as the Lender may specify to the Borrower) and, unless and until the Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or
4.3. that gave rise to such Conversion no longer exist:

              (a) to the extent that LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such LIBOR Loans shall be applied instead to Base Rate Loans; and

              (b) all Loans that would otherwise be made or Continued by the Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

SECTION 4.6  EFFORTS TO MITIGATE CERTAIN LIABILITY.

       The Lender agrees that it will take reasonable steps to reduce the liability of the Borrower under, or avoid the results provided under, Sections
4.1 and 4.3., so long as such steps are not disadvantageous to the Lender as determined by the Lender in its sole discretion.

                         ARTICLE V. CONDITIONS PRECEDENT

SECTION 5.1  INITIAL CONDITIONS PRECEDENT.

       The obligation of the Lender to make any Loans is subject to the condition precedent that the Borrower deliver to the Lender each of the following, each of which shall be satisfactory in form and substance to the
Lender:

       (a) a counterpart of this Agreement executed by the Borrower;

       (b) the Revolving Note and the Term Note executed by the Borrower, payable to the Lender and complying with the terms of Section 2.8.;

       (c) a Guaranty executed by each Loan Party other than the Borrower;

       (d) a Pledge Agreement executed by each of the Borrower and each other Loan Party owning any equity interest in any other Loan Party, substantially in the form of Exhibit K;

       (e) the certificates issued in the name of the applicable Loan Party evidencing the stock and other securities subject to the Lien of the Pledge Agreement to which such Loan Party is a party;

       (f) appropriate stock transfer powers endorsed in blank by each applicable Loan Party with respect to the certificates referred to in the immediately preceding subsection;

       (g) a Security Agreement executed by each of the Borrower and the other Loan Parties substantially in the form of Exhibit L;

       (h) Uniform Commercial Code financing statements naming each Loan Party as debtor, the Lender as secured party, and to be filed in each jurisdiction where the filing of such financing statements may be necessary or appropriate as determined by the Lender;

       (i) favorable UCC, tax, judgment and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior Liens on any of the Collateral other than Permitted Liens or Liens to be terminated prior to the Effective Date;

       (j) an opinion of Troutman Sanders LLP, counsel to the Loan Parties, in substantially the form of Exhibit M;

       (k) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the State of formation of such Loan Party;

       (l) a Certificate of Good Standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the State of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified;

       (m) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party;

       (n) copies certified by the Secretary or Assistant Secretary of each Loan Party (or other individual performing similar functions) of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

       (o) a certificate executed by the chief executive officer or chief financial officer of the Borrower, stating that: (i) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

       (p) certificates of insurance evidencing the existence of all insurance required to be maintained by each Loan Party pursuant to the Loan Documents, together with loss payable clauses as required by such Loan Documents;

       (q) key man life insurance policies on Richard D. Ballard and Ramie A. Tritt, M.D., in the amounts of $1,000,000 and $5,000,000, respectively, each naming the Borrower as beneficiary;

       (r) copies of all executed Management Services Agreements;

       (s) a Collateral Assignment of Management Services Agreements executed by PSC Management, relating to all such Management Services Agreements, together with the acknowledgment of the professional corporation or Wholly-Owned Subsidiary of the Borrower, as the case may be, party to each such Management Services Agreement, in the form satisfactory to the Lender;

       (t) copies of all executed Employment Agreements;

       (u) copies of all executed Acquisition Documents relating to each Acquisition consummated on or prior to the Effective Date;

       (v) a Collateral Assignment of Acquisition Documents executed by each Loan Party having rights under any of such Acquisition Document;

       (w) a copy of each Uniform Commercial Code financing statement naming PSC Management as secured party and the applicable parties to the existing Management Services Agreements as debtors filed in connection with the sale of Receivables to PSC Management under such Management Services Agreements;

       (x) Uniform Commercial Code assignment statements naming PSC Management as assignor and the Lender as assignee with respect to each of the financing statements referred to in the immediately preceding subsection;

       (y) a copy of the management succession plan for the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Chairman of the Board of Directors of the Borrower;

       (z)  the Fees, if any, then due under Section 3.3.;

       (aa) a calculation of the Borrowing Base and of the Maximum Acquisition Loan Amount as of the date of such initial Loan, such calculations to be in form and detail satisfactory to the Borrower and the Lender;

       (bb) the Lender shall have received (i) a copy of the Borrower's registration statement on Form S-1 as initially filed with the Securities and Exchange Commission on November 29, 1996, together with all amendments and exhibits thereto and (ii) evidence that (A) such registration statement shall have become effective and (B) the Borrower shall have successfully consummated the Equity Issuance contemplated thereby yielding Net Proceeds of not less than $13,000,000;

       (cc) any and all financial statements described in Section 6.1.(k) not previously delivered by the Borrower to the Lender; and

       (dd) such other documents, instruments and agreements as the Lender may reasonably request.

SECTION 5.2   CONDITIONS PRECEDENT TO ALL LOANS.

       The obligation of the Lender to make any Loan hereunder (including the initial Loans) is subject to the further condition precedent that, both immediately prior to the making of such Loan, and also after giving effect thereto:

       (a) no Default or Event of Default shall have occurred and be continuing;

       (b) the representations and warranties made or deemed made by the Loan Parties in each of the Loan Documents shall be true, complete and correct in all material respects on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date);

       (c) the Lender shall have timely received a duly executed Notice of Borrowing; and

       (d) if the proceeds of such Loan are to finance an Acquisition in whole or in part, the Borrower shall have delivered to the Lender certificate prepared on a pro forma basis showing the calculation of the Borrowing Base and the Maximum Acquisition Loan Amount immediately after giving effect to such Acquisition, such calculations to be in form and detail reasonably satisfactory to the Borrower and the Lender.

Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding clauses (a) and (b) (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Lender prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

SECTION 6.1   REPRESENTATIONS AND WARRANTIES.

       In order to induce the Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Lender as follows:

       (a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

       (b) Ownership Structure. Schedule 6.1.(b) correctly sets forth as of the Agreement Date the corporate structure of the Borrower and its Subsidiaries, the correct legal name of the Borrower and each Subsidiary, the Persons holding equity interests in the Borrower's Subsidiaries and their percentage equity or voting interest in such Subsidiaries. Except as set forth in such Schedule as of the Agreement Date: (i) neither the Borrower nor any of its Subsidiaries has issued to any third party any securities convertible into Borrower's or such Subsidiary's capital stock or any options, warrants or other rights to acquire any securities convertible into such capital stock; and (ii) the outstanding stock and securities of, or other equity interests, as applicable, in the Borrower's Subsidiaries are owned by the Persons indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. The Shell Subsidiaries were formed only for the purpose of preserving their respective corporate names. Neither of the Shell Subsidiaries has conducted any business since the respective date of its formation and neither of the Shell Subsidiaries has any assets.

       (c) Authorization. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and Acquisition Documents to which it is a party in accordance with their respective terms and to consummate the Transactions. Each of the Loan Documents and Acquisition Documents to which the Borrower or any other Loan Party is a party has been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except that the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws from time to time in effect affecting creditors' rights generally and general equitable principles.

       (d) Compliance of Documents With Laws, etc. The execution, delivery and performance of each of the Loan Documents and the Acquisition Documents to which any Loan Party is a party in accordance with their respective terms and the consummation of the Transactions do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as already have been obtained and are in full force and effect or those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, or violate any Applicable Law relating to any Loan Party, other than violations which could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Borrower or the organizational documents of any other Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens in favor of the Lender.

       (e) Compliance with Law; Governmental Approvals. The Borrower and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower or such Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, (i) cause a Default or Event of Default or (ii) have a Material Adverse Effect.

       (f) Title to Properties; Liens. Each of the Loan Parties has good, marketable and legal title to, or a valid leasehold interest in, its respective assets, free and clear of all Liens except for those described in Schedule 6.1.(f) and other Permitted Liens.

       (g) Indebtedness and Guarantees. Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Funded Debt of the Borrower, its Subsidiaries and the other Loan Parties. No default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness.

       (h) Material Contracts. Schedule 6.1.(h) is a true, correct and complete listing of all Material Contracts as of the Agreement Date. No default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Material Contract.

       (i) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any other Loan Party or any of its respective property in any court or before any arbitrator of any kind or before or by any Governmental Authority which (x) relates to any Acquisition Document or any Transaction or (y) if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

       (j) Taxes. All federal, state and other tax returns of the Borrower, any of its Subsidiaries or any of the other Loan Parties required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and each Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

       (k) Financial Statements. The Borrower has furnished to the Lender each of the following financial statements: (i) audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended (the "Historical Financial Statements"); (ii) a pro forma projected unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997 after giving effect to the Transactions being consummated as of the Effective Date and any Acquisition effected prior to the Effective Date but after December 31, 1996 (the "Pro Forma Financial Statements"), and (iii) pro forma projected consolidated financial statements reflecting the forecasted financial condition and results of operations of the Borrower and its Subsidiaries on a quarterly and an annual basis for the five-year period ending March 31, 2001 (the "Projected Financial Statements"). The Historical Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of and for the periods covered thereby. Since December 31, 1996, there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries considered as a whole, and after giving effect to each Transaction each Loan Party will be Solvent. The Pro Forma Financial Statements fairly present the pro forma financial condition and results of operations of the Borrower and its Subsidiaries as of and for the periods covered thereby. The Projected Financial Statements are based on the assumptions set forth in the supporting schedules thereto and constitute, in the good faith judgment of the Borrower, reasonable estimations of future performance as of such date. With respect to any given Acquisition, and except as disclosed by the Borrower to the Lender in writing, the Borrower is not aware, and the Borrower has no reason to be aware, that any of the following statements are untrue: (A) the Acquisition Historical Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Target as of and for the periods covered thereby; and (B) the Combined Financial Statements, if any, delivered under Section 9.6. in connection with such Acquisition, fairly present, in all material respects, the financial condition and results of operations of the Target and the Company, on a combined basis for the periods covered thereby.

       (l)    ERISA.

              (i) Each of the Borrower, its Subsidiaries, and each other ERISA Affiliate, is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder except for noncompliances which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code. No liability has been incurred by the Borrower, any Subsidiary or any other ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

              (ii) Neither the Borrower, any Subsidiary nor any other ERISA Affiliate has (A) engaged in a nonexempt prohibited transaction described in Section 4975 of the Internal Revenue Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or under ERISA, (B) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of such Employee Benefit Plan.

              (iii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, any Subsidiary nor any other ERISA
       Affiliate has incurred   any unpaid withdrawal liability with respect to
       any Multiemployer Plan.

              (iv) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the
       then current     value of the assets of such Employee Benefit Plan
       allocable to such benefits.

              (v) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower, any Subsidiary or any other ERISA Affiliate, has been administered in accordance with its terms in all respects and is in compliance in all respects with all applicable requirements of ERISA and other Applicable Laws, except where the failure to be so administered or in compliance could not reasonably be expected to have a Material Adverse Effect.

              (vi) The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption.

              (vii) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       (m) Absence of Defaults. No Loan Party is in default under its articles of incorporation, or other applicable organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute a default or event of default of any Loan Party under any agreement or judgment, decree or order to which any Loan Party is a party or by which any Loan Party or any of its properties may be bound which could reasonably be expected to have a Material Adverse Effect.

       (n) Environmental Laws. Each other Loan Party has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower, its Subsidiaries and each other Loan Party is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, its Subsidiaries and each other Loan Party, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material which could reasonably be expected to have a Material Adverse Effect; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened, against the Borrower, its Subsidiaries and each other Loan Party relating in any way to Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       (o) Adverse Contracts. None of the Loan Parties has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business, or which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       (p) Investment Company; Public Utility Holding Company. Neither the Borrower, nor any Subsidiary nor any other Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the Transactions or to perform its obligations under any Loan Document or Acquisition Document to which it is a party.

       (q) Margin Stock. Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such "margin stock."

       (r) Affiliate Transactions. As of the Agreement Date, except as set forth on Schedule 6.1.(r) and except as otherwise permitted by Section 9.11., neither the Borrower nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate is a party.

       (s) Fiscal Year. The Borrower's fiscal year is the calendar year.

       (t) Intellectual Property. Each of the Borrower, its Subsidiaries and the other Loan Parties owns, is licensed to use or otherwise has the legal right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Person (collectively called "Intellectual Property"). All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 6.1.(t). Except as disclosed in such Schedule, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in such Schedule, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person.

       (u) Broker's Fees. No broker's or finder's fee, commission or similar compensation are or will be payable by any Loan Party with respect to the Transactions contemplated by the Loan Documents.

       (v) Deposit Accounts and Collection Arrangements. Schedule 6.1.(v) is an accurate description of how the Borrower, PSC Management and the other Loan Parties handle the collection of their Receivables and the Receivables of the various physicians and other service providers covered by any Management Services Agreement or otherwise affiliated with any of the Loan Parties, including without limitation, a detailing of the flow of the proceeds of all such Receivables through collection and other deposit accounts maintained with depository institutions.

       (w) Healthcare Compliance. (i) Each Loan Party, has all Governmental Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they are participating, all of which Governmental Approvals are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned. No condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Approval; and (ii) each "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement), has all Governmental Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they are participating, all of which Governmental Approvals are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned except where the failure to have such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Approval, other than Governmental Approvals the failure to have which could not reasonably be expected to have a Material Adverse Effect.

       (x) Healthcare Billings. All billings by each Loan Party and each "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) to Medicare, Medicaid, and other similar government or private programs have been made in accordance with Applicable Law (including, without limitation, in accordance with all applicable regulations and published policies and procedures and in the case of billings effective on or after January 1, 1989 in accordance with the provisions of the Omnibus Budget Reconciliation Act of 1987), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and there has been no intentional or material overbilling or overcollecting from any such program, other than as created by routine adjustments and disallowances made in the ordinary course of business by such programs with respect to the billings.

       (y) Conduct. (i) None of the Loan Parties has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, or related Applicable Laws, or which are prohibited by rules of professional conduct, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, of offering to pay or receive such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program; and (ii) except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, no "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, or related Applicable Laws, or which are prohibited by rules of professional conduct, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, of offering to pay or receive such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program.

       (z) Certain Relationships. No Loan Party has unlawfully: (i) offered, paid, solicited or received anything of value, paid directly or remuneration to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to: (1) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise; (2) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; (3) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or (ii) offered, paid, solicited or received any remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to: (1) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to any Loan Party; or
(2) discounts, rebates, or other reductions in price on good or service received by any Loan Party; (iii) offered, paid, solicited or received any remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item; (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to any Loan Party; (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for any Loan Party; or (vi) entered into any agreement providing for (1) the referral of any patient for the provision of goods or services by any Loan Party or (2) payments by any Loan Party as a result of any referrals of patients.

       (aa) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Lender by, on behalf of, or at the direction of, the Borrower or any other Loan Party were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. Except for general economic and industry conditions (as opposed to economic or industry conditions uniquely applicable to the Borrower and its Subsidiaries because of the nature of the business in which they engage), no fact is known to the Borrower which has had, or which would reasonably be expected in the future to have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements, information, reports or other papers or data furnished to, or otherwise disclosed in writing to, the Lender prior to the Effective Date. No document furnished or written statement made to the Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any other Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 6.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

       All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party to the Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date of consummation of any Acquisition and at and as of the date of any the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.

SECTION 6.3   REPRESENTATIONS REGARDING ACQUISITIONS

       To the extent any representation or warranty contained in this Agreement or any other Loan Document relates to an Acquisition and the Transactions relating thereto, such representation or warranty shall be deemed made only on and as of (a) the date such Acquisition has been consummated and (b) the date of the making of a Loan any of the proceeds of which are used in whole or in part to finance such Acquisition.

SECTION 6.4   REPRESENTATIONS AND WARRANTIES IN ACQUISITION DOCUMENTS

       Each representation and warranty made or deemed made by any Loan Party in any of the other Loan Documents or the Acquisition Documents is hereby deemed made to and for the benefit of the Lender as if the same were set forth herein in full. Except as disclosed by the Borrower to the Lender in writing, the Borrower is not aware, and the Borrower has no reason to be aware, that any representation or warranty by any other party to an Acquisition Document contained in such Acquisition Document is or was untrue in any material respect at the time made or deemed made.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

       For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Lender shall otherwise consent in the manner provided for in Section 11.7., the Borrower shall:

SECTION 7.1   PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

       Preserve and maintain, and cause each other Loan Party to preserve and maintain, its respective existence, and those of its rights, franchises, licenses and privileges which are necessary to the conduct of its business, in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except those jurisdictions where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.2   COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

       Comply, and cause each other Loan Party to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals and (b) all terms and conditions of all Material Contracts to which it is a party, except in each case in which the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.3   MAINTENANCE OF PROPERTY.

       In addition to, and not in derogation of, the requirements of any of the other Loan Documents, (a) protect and preserve, and cause each other Loan Party to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property (and in the case of Intellectual Property, shall cause such Intellectual Property, in accordance with prudent business practices, to be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings and issuance), and maintain in good repair, working order and condition all tangible properties, allowing for ordinary wear and tear, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 7.4   CONDUCT OF BUSINESS.

       At all times carry on, and cause each other Loan Parties to carry on, its respective businesses in the same fields as engaged in on the Agreement Date and not enter, and prohibit its Subsidiaries and the other Loan Parties from entering, into any field of business other than the fields of Otolaryngology, the Related Subspecialties and the Complementary Specialties.

SECTION 7.5   INSURANCE.

       (a) Property and Casualty. In addition to, and not in derogation of, the requirements of any of the other Loan Documents, maintain, and cause each Subsidiary and each other Loan Party to maintain, insurance with financially sound and reputable insurance companies acceptable to the Lender against such risks and in such amounts as is customarily maintained by similar businesses, as may be required by Applicable Law, or as may be satisfactory to the Lender. From time to time the Borrower will deliver to the Lender upon its request a reasonably detailed list, together with copies of all policies of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the obligations of the Borrower and the other Loan Parties under the foregoing provisions of this Section or under any other Loan Document, if the Borrower or any of the other Loan Parties shall fail to maintain insurance as required by the foregoing provisions of this Section or any of the other Loan Documents, then the Lender may upon notice to the Borrower or such other Loan Party, but shall have no obligation to, procure insurance covering the interests of the Lender in such amounts and against such risks as the Lender shall deem appropriate in its sole but reasonable discretion, and the Borrower shall reimburse the Lender in respect of any premiums paid by the Lender as provided in Section 11.2.

       (b) Key Man Life Insurance. Maintain key man life insurance policies with financially sound and reputable insurance companies on the lives of Richard D. Ballard and Ramie A. Tritt, M.D., in the amounts of $1,000,000 and $5,000,000, respectively, each naming the Borrower as beneficiary. Within one year after the Effective Date, the Lender will, at the request of the Borrower, evaluate the required amount of life insurance to be maintained on the life of Ramie A.

Tritt pursuant to this subsection (b). The Lender may, but shall have no obligation to, reduce the amount of such required coverage.

SECTION 7.6   PAYMENT OF TAXES AND CLAIMS.

       Pay or discharge, and cause each Subsidiary and other Loan Party to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or such other Loan Party, as applicable, in accordance with GAAP.

SECTION 7.7   VISITS AND INSPECTIONS.

       Permit, and cause each other Loan Party to permit, representatives or agents of the Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to: (a) visit and inspect all properties of the Borrower or such other Loan Party; (b) inspect and make extracts from their respective relevant books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, the status of the business, assets, liabilities, financial conditions, results of operations and business prospects. If requested by the Lender, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Lender to discuss the financial affairs of the Borrower and any Subsidiary with its accountants.

SECTION 7.8   USE OF PROCEEDS.

       (a) Use the proceeds of Loans only to finance Acquisitions by the Borrower or any of its Subsidiaries (other than the Shell Subsidiaries) of Persons engaged in, or equipment utilized by Persons engaged in, Otolaryngology practices as well as Related Subspecialties and Complementary Specialties; (b) use the proceeds of Revolving Loans for working capital of the Borrower or its Subsidiaries (other than the Shell Subsidiaries); and (c) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

SECTION 7.9   ENVIRONMENTAL MATTERS.

       Comply, and cause all of the other Loan Parties to comply with all Environmental Laws, other than those the failure to comply with which could not reasonably be expected to have a Material Adverse Effect. If the Borrower or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and the same could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Lender with a copy of such notice within 30 days after the receipt thereof by the Borrower or any of the other Loan Parties. The Borrower and the other Loan Parties shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10   BOOKS AND RECORDS.

       Maintain, and cause each of the other Loan Parties to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice.

SECTION 7.11   ENFORCEMENT OF REMEDIES UNDER ACQUISITION DOCUMENTS

       If the Borrower becomes aware of any material claim for indemnification from any party under any Acquisition Document, assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document if, in the Borrower's reasonable business judgment, asserting such claim is deemed appropriate, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents.

SECTION 7.12   DEPOSIT AND COLLECTION PROCEDURES

       Cause PSC Management and each Other Manager to establish and maintain an operating account (each a "Management Account") with the Lender. The Borrower shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all Receivables, other than Governmental Receivables, remitted to any "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) are deposited directly to the appropriate Management Account promptly upon such Person's receipt thereof in accordance with the terms and conditions and the procedures set forth in the applicable Management Services Agreement. If and to the extent permitted under the applicable Management Services Agreement, the proceeds of any Receivables, other than Governmental Receivables, are deposited into any deposit account not maintained with the Lender, the Borrower shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all collected funds on deposit in such deposit accounts are swept daily and deposited in the appropriate Management Account. The Borrower also shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all Governmental Receivables remitted to any "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) are deposited directly to a deposit account controlled and directed by such Person and that all collected funds on deposit in such accounts are swept daily and deposited in the appropriate Management Account, all in accordance with the terms and conditions and the procedures set forth in the applicable Management Services Agreement.

       SECTION 7.13  MANAGEMENT SERVICES AGREEMENTS.

       Cause PSC Management or an Other Manager to serve as the sole manager under any and all Management Services Agreements; provided, however, if an Other Manager shall serve as the manger under any Management Services Agreement, the Borrower shall cause such Other Manager, no less than 10 Business Days prior to becoming the manager thereunder, to execute and deliver to the Lender, Loan Documents comparable to those which PSC Management has executed and delivered or is required to execute and deliver to the Lender in accordance with the terms of this Agreement and the other Loan Documents, including, without limitation, a Collateral Assignment of Management Services Agreements. Nothing in this Section
7.13. shall limit or otherwise modify the obligations of the Borrower under
Section 9.12.

                            ARTICLE VIII. INFORMATION

       For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Lender shall otherwise consent in the manner set forth in Section 11.7., the Borrower shall furnish to the Lender at its Principal Office:

SECTION 8.1   QUARTERLY FINANCIAL STATEMENTS.

       As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year and comparable budgeted figures for the previous year, all of which shall be certified by the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2   YEAR-END STATEMENTS.

       As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall be certified by (a) the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) in the case of the consolidated financial statements, Arthur Andersen, LLP, or other independent certified public accountants of recognized national standing acceptable to the Lender, whose certificate shall be in scope and substance satisfactory to the Lender and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Lender pursuant to this Agreement.

SECTION 8.3   BORROWING BASE AND COMPLIANCE CERTIFICATE; ACCOUNTANT'S LETTER

       At the time the financial statements are furnished pursuant to Sections
8.1. and 8.2., a Borrowing Base and Compliance Certificate: (i) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, were in compliance with the covenants contained in Section 9.1.; and (ii) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure. At the time the financial statements are furnished pursuant to Section 8.2., the Borrower will deliver to the Lenders a certificate of the independent accountants performing the audit of such financial statements to the effect that, in making such audit, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

SECTION 8.4   RELATED BUSINESS INFORMATION AND BUDGETS.

       In addition to the financial information to be provided to the lender under Sections 8.1. through 8.3.:

       (a) within 45 days after the end of each fiscal quarter of the Borrower, a schedule of the Management Fees earned and received by the Borrower's Subsidiaries which have entered into Management Services Agreements; and

       (b) within 30 days prior to the end of each fiscal year of the Borrower,
(i) an operating budget and (ii) a capital expenditure budget for the immediately succeeding fiscal year of the Borrower.

SECTION 8.5   NOTICE OF LITIGATION AND OTHER MATTERS.

       Prompt notice of:

       (a) to the extent the Borrower is aware of the same, the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any other Loan Party or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect;

       (b) any amendment to the articles of incorporation, articles of organization, certificate of limited partnership, partnership agreement, operating agreement or other comparable organizational instrument of the Borrower or any other Loan Party;

       (c) any change in the senior management of the Borrower or any other Loan Party or any change in the management succession plan delivered under Section 5.1.;

       (d) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any other Loan Party which could reasonably be expected to have Material Adverse Effect;

       (e) the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Borrower or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

       (f) any order, judgment or decree in excess of $100,000 having been entered against the Borrower or any other Loan Party or any of their respective properties or assets;

       (g) any notification of a violation of any law or regulation or any inquiry shall have been received by the Borrower or any other Loan Party from any Governmental Authority which violation could reasonably be expected to have a Material Adverse Effect;

       (h) promptly upon receipt thereof, copies of any notification or other communication given or received by any Loan Party with respect to any Management Services Agreement regarding (i) any alleged failure on the part of any party to such Management Services Agreement to comply with the terms thereof in any material respect or (ii) any event or condition which would permit the termination of such Management Services Agreement;

       (i) promptly upon knowledge thereof, copies of any notification or other communication with respect to any Loan Party's rights or obligations under any of the Acquisition Documents and, promptly upon discovery thereof, notice and a written description of all claims or potential claims for indemnification under the Acquisition Documents, which claims or potential claims are in an aggregate amount in excess of $100,000 which amount shall be calculated irrespective of any deductible or similar "carve out" from indemnity that may be granted under the terms of the applicable Acquisition Documents; and

       (j) prompt notice of the terms of any proposed amendment to, or modification or waiver of any of the material terms of any of the Acquisition Documents.

SECTION 8.6   ERISA.

       The following information at the times specified below:

       (a) Together with the financial statements required to be delivered pursuant to Section 8.1. and 8.2., notice of (i) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (ii) the commencement of contributions to any Employee Benefit Plan to which the Borrower, any Subsidiary or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Employee Benefit Plan, (iv) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower, any Subsidiary or any ERISA Affiliate with respect to such request and
(v) the failure of the Borrower, any Subsidiary or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

       (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence of any (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Borrower, any Subsidiary or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

       (c) With reasonable promptness (but in any event within 15 days of receipt thereof for purposes of the following clauses (i) and (ii)), copies of
(i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, and (iii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA. The Borrower will notify the Lender in writing within 5 Business Days of the Borrower, any Subsidiary or any ERISA Affiliate obtaining knowledge that the Borrower, any Subsidiary or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

SECTION 8.7   COPIES OF OTHER REPORTS.

       (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management report;

       (b) Promptly upon their becoming available, copies of all financial statements or other financial information, all registration statements and other periodic or special reports, if any, which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

       (c) Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

SECTION 8.8   OTHER INFORMATION.

       From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, its Subsidiaries and the other Loan Parties as the Lender may reasonably request. The rights of the Lender under this Section are in addition to and not in limitation of its rights under any other provision of this Agreement or any of the other Loan Documents.

                         ARTICLE IX. NEGATIVE COVENANTS

       For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Lender shall otherwise consent in the manner set forth in Section 11.7., the Borrower shall not, directly or indirectly:

SECTION 9.1   FINANCIAL COVENANTS.

       (a) Permit the ratio of (i) Funded Debt to (ii) the sum of (A) Borrower's EBITDA for the four-fiscal quarter period most recently ended plus (B) Acquisition EBITDA for such period not otherwise included in the calculation of the Borrower's EBITDA, at any time to exceed 3.0 to 1.0.

       (b) Permit the ratio of (i) Funded Debt to (ii) Borrower's Net Worth at any time to exceed 1.0 to 1.0.

       (c) Permit the ratio of (i) the Borrower's Current Assets to (ii) the Borrower's Current Liabilities at any time to be less than 1.1 to 1.0.

       (d) Permit the Debt Service Coverage Ratio at any time to be less than
1.5 to 1.0.

       (e) Permit the Interest Coverage Ratio at any time to be less than 2.0 to 1.0.

       (f) Permit the Borrower's Net Worth to be less than (i) $16,500,000 plus
(ii) 75% of Consolidated Net Income of the Borrower (only if greater than $0) for each fiscal quarter of the Borrower ending after March 31, 1997 plus (iii) any and all increases in the Borrower's Net Worth resulting from Equity Issuances occurring after the date hereof.

SECTION 9.2   INDEBTEDNESS.

       Create, incur, assume, or permit or suffer to exist, or permit or other Loan Party to create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

       (a) the Obligations;

       (b) Funded Debt evidenced by Seller Notes, but only to the extent such Funded Debt is Subordinated Debt;

       (c) trade payables incurred by the Borrower and its Subsidiaries in the ordinary course of business;

       (d) Funded Debt secured by Purchase Money Liens; provided, however, that the aggregate principal amount of such Funded Debt at any one time outstanding shall not exceed $1,500,000; and

       (e) Indebtedness owing from one Loan Party to another Loan Party.

SECTION 9.3   CONTINGENT OBLIGATIONS.

       Become or remain liable, or permit any other Loan Party to become or remain liable, on or under any Contingent Obligation other than Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 9.3. and then only in an aggregate amount not to exceed $500,000.

SECTION 9.4   INVESTMENTS.

       (a) Acquire or purchase, or permit any other Loan Party to acquire or purchase, after the Agreement Date, all or substantially all of the assets constituting the business or a division or an operating unit of any Person, (b) acquire, make or purchase, or permit any Subsidiary or any other Loan Party to acquire, make or purchase, after the Agreement Date, any Investment or (c) permit any Investment of the Borrower or any Subsidiary or any other Loan Party to be outstanding on and after the Agreement Date, other than the following:

       (i) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Schedule 6.1.(b) and Investment in Subsidiaries permitted to be created under Section 9.12.;

       (ii)  Investments in Cash Equivalents;

       (iii) Investments in existence on the Agreement Date and set forth on
Schedule 9.4.;

       (iv) Acquisitions of all or substantially all of the assets of any Person or division or Asset Group thereof permitted under Section 9.6. and Acquisitions of Investments in New Subsidiaries acquired in connection with Acquisitions permitted under Section 9.6.;

       (v) Loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consis-tent with past practices;

       (vi) Receivables created, and prepaid expenses incurred, in the ordinary course of business consistent with past practices; and

       (vii) Loans to physicians affiliated with and providing medical services through Persons with whom the Borrower or any of its Subsidiaries has entered into a Management Services Agreement in an aggregate amount to all such physicians not to exceed $500,000 at any one time outstanding.

Notwithstanding the foregoing, the Borrower shall not permit any Investment to be made to either of the Shell Subsidiaries other than Investments necessary to maintain the legal existence of either Shell Subsidiary in an aggregate amount not to exceed $1,000.

SECTION 9.5   LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

       (a) Create, assume, incur or permit or suffer to exist, or permit any Subsidiary or any other Loan Party to create, assume, incur or permit or suffer to exist, any Lien upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired, other than Permitted Liens;

       (b) Enter into or assume any agreement (other than the Loan Documents), or permit any Subsidiary or any other Loan Party to enter into or assume any agreement (other than the Loan Documents), prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided, however, that this clause (b) shall not apply to any provisions contained in an agreement evidencing Funded Debt secured by a Purchase Money Lien which provision prohibits the creation of a Lien upon any property subject to such Purchase Money Lien; or

       (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary or any other Loan Party to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary or any other Loan Party to: (i) pay dividends or make any other distribution on any of the capital stock or other equity interests in such Subsidiary or Loan Party owned by any Loan Party; (ii) pay any Indebtedness owed to the Borrower or any other Loan Party; (iii) make loans or advances to the Borrower or any other Loan Party; or (iv) transfer any of its property or assets to the Borrower or any other Loan Party.

SECTION 9.6   ACQUISITIONS.

       Consummate, and shall not permit any Subsidiary or other Loan Party to consummate, an Acquisition unless:

       (a) No Default. After giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

       (b) Consent if Required. The Lender shall have given its prior written consent to such Acquisition, which consent shall be required only, if:

           (i) The total amount of Acquisition Consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition exceeds either (A) 7 times the

       Acquisition EBITDA of the Target, as reasonably determined by the Lender, or (B) $5,000,000; or

              (ii) The total amount of Acquisition Consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition, together with the aggregate amount of Acquisition Consideration paid by the Borrower during the sixth calendar month period ending on the last full calendar month immediately preceding the date of consummation of such Acquisition, equals or exceeds $7,500,000.

       The consent required under this clause (b) shall not be unreasonably withheld or delayed.

       (c) Documentation to Lender. The Borrower shall have delivered to the Lender not less than 10 Business Days (or shorter period as may be specified below) prior to the date of consummation of an Acquisition requiring the consent of the Lender under the immediately preceding subsection (b) (an "Approved Acquisition"), and not more than 10 Business Days after the date of consummation of any other Acquisition, each of the following:

              (i) Description of Transaction. A written description of the Acquisition in detail reasonably satisfactory to the Lender, such description to include a description of (A) the purchase price of such Acquisition, (B) the method and structure of payment thereof and (C) the other parties to such Acquisition;

              (ii) Description of Target. A written description of the Target of such Acquisition, including the number of physicians, each physician's field of practice and any specialties, the number of employees and the locations of clinics, which Target must be engaged in Otolaryngology practices, Related Subspecialties or Complementary Specialties;

              (iii) Historical Financial Statements. Unaudited balance sheets, statements of operations and, if available, statements of cash flows for such Target (if assets which do not constitute an Asset Group are being acquired from a Person, such financial statement shall be with respect to such Person) for the two fiscal years most recently ended (the "Acquisition Historical Financial Statements"). If the Acquisition Consideration for such Acquisition is equal to or greater than $7,500,000 and the Acquisition was or is to be financed in whole or in part with proceeds of a Loan, then the Acquisition Historical Financial Statements must be audited financial statements;

              (iv) Pro Forma Compliance Certificate. A certificate of the chief financial officer of the Borrower (A) setting forth in reasonable detail the computations necessary to determine whether the Borrower would have been in compliance with the other covenants contained in this Article IX determined on a combined basis with the Target as of the end of the fiscal quarter most recently ended and (B) to the effect that no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Acquisition;

              (v) Pro Forma Financial Statements. Pro forma financial Statements in form reasonably satisfactory to the Lender reflecting the financial condition and results of operations of the Borrower and the Target on a combined basis for the prior 12-month period (the "Combined Financial Statements"), such financial statements to detail calculation of the Borrower's EBITDA and Acquisition EBITDA as separate items;

              (vi) Corporate Documents. If such Acquisition involves any New Subsidiary, the Lender shall have received the following documents, each certified as indicated below:

                     (A) a copy of the articles of incorporation, articles of
              organization, certificate of limited partnership or other comparable organizational instrument (if any) of such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate as of a recent date from such Secretary of State as to the good standing of such New Subsidiary; provided, however, that in the case of an Approved Acquisition, if such New Subsidiary is being formed in connection with, and for the purpose of effecting, such Approved Acquisition, then delivery to the Lender of the items referenced in this clause (A) shall be effected not less than 2 Business Days prior to the date of consummation of such Approved Acquisition; and

                     (B) certificates of qualification to transact business or
              other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such New Subsidiary is required to be so qualified, or, if unavailable, evidence satisfactory to the Lender that such New Subsidiary has taken appropriate steps to so qualify;

                     (C) a certificate of the Secretary or Assistant Secretary
              (or other individual performing similar functions) of such New Subsidiary, dated the date of such Acquisition and certifying (1) that attached thereto is a true and complete copy of the by-laws of such New Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, as in effect on the date of such certificate, (2) that attached thereto is a true and complete copy of all corporate, partnership, member or other necessary action taken by such New Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which such New Subsidiary is or is to be a party, (3) that such New Subsidiary's articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument has not been amended since the date of the certification thereto furnished pursuant to subsection (A) above, and (4) as to the incumbency and specimen signature of each of such New Subsidiary's officers (or other individual authorized to execute on its behalf) executing each of such Loan Documents (and the Lender may conclusively rely on such certificate until the Lender receives notice in writing from such New Subsidiary, to the contrary); provided, however, that in the case of an Approved Acquisition, if such New Subsidiary is being formed in connection with, and for the purpose of effecting, such Approved Acquisition, then delivery to the Lender of the items referenced in this clause (C) shall be effected not less than 2 Business Days prior to the date of consummation of such Approved Acquisition;

              (vii) Acquisition Documents. Fully executed copies of all of the Acquisition Documents and any amendments thereto (or if not executed at the time of delivery as required above, the most current drafts then available and the Borrower shall deliver to the Lender fully executed copies thereof promptly upon the execution and delivery thereof), and, in the case of the asset purchase agreement, stock purchase agreement, merger agreement or other such similar agreement (the "Operative Acquisition Document"), the Operative Acquisition Document shall contain language regarding the assignability thereof to the Lender in form and substance satisfactory to the Lender;

              (viii) Collateral Assignment of Acquisition Documents. A Collateral Assignment of Acquisition Documents duly executed by any New Subsidiary or any other existing Loan Party having rights under any of the Acquisition Documents being executed in connection with such Acquisition; provided, however, that in the case of an Approved Acquisition, if such New Subsidiary is being formed in connection with, and for the purpose of effecting, such Approved Acquisition, then delivery to the Lender of the Collateral Assignment of Acquisition Documents shall be effected contemporaneously with the consummation of such Approved Acquisition;

              (ix) Seller Notes and Contingent Seller Notes. If any Seller Note or Contingent Seller Note was or is to be issued in connection with such Acquisition, a copy of such note, together with a Subordination Agreement for each such Seller Note executed by the holder of such Seller Note; provided, however, that in the case of an Approved Acquisition, delivery to the Lender of copies of any such Seller Notes and any related Subordination Agreement and copies of any such Contingent Seller Notes shall be effected contemporaneously with the consummation of such Approved Acquisition;

              (x) Guaranties. A Guaranty executed by each New Subsidiary substantially in the form of Exhibit D; provided, however, that in the case of an Approved Acquisition, delivery to the Lender of each such Guaranty shall be effected contemporaneously with the consummation of such Approved Acquisition;

              (xi) Management Services Agreement. The Management Services Agreement entered into in connection with such Acquisition, which Management Services Agreement must (A) be in substantially the same form as the Management Services Agreement dated as of March 26, 1997 by and among New Atlanta Ear, Nose & Throat Associates, P.C., PSC Management and the Borrower, as amended from time to time as permitted under Section 9.10., or otherwise in from and substance satisfactory to the Lender, and
       (B) contain language regarding the assignability thereof to the Lender in form and substance satisfactory to the Lender; provided, however, that in the case of an Approved Acquisition, the Borrower shall deliver to the Lender on the date 10 Business Days prior to the date of consummation of such Approved Acquisition the most recent draft of such Management Services Agreement and as soon as possible, and no later than contemporaneously with the consummation of the Approved Acquisition, an executed copy thereof;

              (xii) Collateral Assignment of Management Services Agreements. A supplement to the Collateral Assignment of Management Services Agreements executed by PSC Management, in form satisfactory to the Lender, confirming that such Management Services Agreement is subject to the terms of such Collateral Assignment of Management Services Agreements; provided, however, that in the case of an Approved Acquisition, if such New Subsidiary is being formed in connection with, and for the purpose of effecting, such Approved Acquisition, then the Borrower shall deliver to the Lender on the date 10 Business Days prior to the date of consummation of such Approved Acquisition the most recent draft of such Collateral Assignment of Management Services Agreements and as soon as possible, and no later than contemporaneously with the consummation of the Approved Acquisition, an executed copy thereof;

              (xiii) Management Agreement Financing Statements. A copy of each Uniform Commercial Code financing statement naming PSC Management as secured party, the "Practice" (as that term is defined in such Management Services Agreement) to such Management Services Agreement as debtor and the Lender as assignee filed in connection with the sale of Receivables to PSC Management under such Management Services Agreement; provided, however, that in the case of an Approved Acquisition, delivery to the Lender of each such financing statement shall be effected contemporaneously with the consummation of such Approved Acquisition;

              (xiv) Employment Agreements. A copy of each Employment Agreement executed in connection with such Acquisition, each of which Employment Agreements shall contain covenants not to compete substantially similar in form and substance to such covenants contained in the Employment Agreements delivered to the Lender under
       Section 5.1., subject to revisions necessary to comply with requirements of Applicable Law; provided, however, that in the case of an Approved Acquisition, the Borrower shall deliver on the date 10 Business Days prior to the date of consummation of such Approved Acquisition the form of Employment Agreement to be executed in connection with the Approved Acquisition and contemporaneously with the consummation of the Approved Acquisition, the executed copies thereof;

              (xv) Lien Searches. UCC, tax, judgment and lien search reports in form and substance satisfactory to the Lender with respect to the Target and each New Subsidiary in all necessary jurisdictions indicating that there are no prior Liens on any of the Collateral other than Permitted Liens or Liens to be released prior to or at the time of the consummation of such Acquisition;

              (xvi) Security Agreements. A Security Agreement from each New Subsidiary involved in such Acquisition, substantially in the form of Exhibit L, together with appropriate UCC financing statements as may be reasonably requested by the Lender; provided, however, that in the case of an Approved Acquisition, the Borrower shall deliver on the date 3 Business Days prior to the date of consummation of such Approved Acquisition the Schedules to each Security Agreement to be executed in connection with the Approved Acquisition and contemporaneously with the consummation of the Approved Acquisition, the complete executed copies thereof;

              (xvii) Pledge Agreements. From each Loan Party owning or to own any issued and outstanding securities of such New Subsidiary, (A) if such Loan Party has previously executed and delivered a Pledge Agreement, an amendment (in form and substance satisfactory to the Lender) to such Pledge Agreement subjecting to the Lien thereof such securities or (B) if such Loan Party not has previously executed and delivered a Pledge Agreement, a Pledge Agreement substantially in the form of Exhibit K granting to the Lender a Lien in such securities. In addition, the Lender shall have received each of the following: (1) all certificates, if any, representing all of such securities and (2) stock powers duly endorsed in blank by the applicable Loan Parties relating to all such certificates; provided, however, that in the case of an Approved Acquisition, the Borrower shall deliver on the date 3 Business Days prior to the date of consummation of such Approved Acquisition the Schedules to each Pledge Agreement to be executed in connection with the Approved Acquisition and photostatic copies of all certificated securities pledged thereunder and contemporaneously with the consummation of the Approved Acquisition, the complete executed copies thereof together with the originals of all certificates evidencing the certificated securities pledged thereunder;

              (xviii) Opinions of Counsel. An opinion of counsel to the Loan Parties regarding (A) the due organization of each such New Subsidiary;
       (B) the corporate authority of any New Subsidiary or other Loan Party delivering a Loan Document pursuant to this Section; (C) the execution, delivery and enforceability of such Loan Documents; (D) non-contravention of Applicable Law by such Acquisition or by the execution, delivery and performance by such New Subsidiary and such Loan Parties of such Loan Documents; (E) validity and perfection of any security interests granted under any Security Document delivered under this Section, other than as to Governmental Receivables, as appropriate, and (F) such other matters as the Lender or its counsel may reasonably request; provided, however, that in the case of an Approved Acquisition, if such New Subsidiary is being formed in connection with, and for the purpose of effecting, such Approved Acquisition, then the Borrower shall deliver on the date 2 Business Days prior to the date of consummation of such Approved Acquisition a draft of such opinion to be delivered in connection with the Approved Acquisition and contemporaneously with the consummation of the Approved Acquisition, the executed copy thereof;

              (xix) Reliance Letters. To the extent available after the Borrower has made reasonable efforts to obtain, a letter from legal counsel to the Target in such Acquisition allowing the Lender to rely on the legal opinion of such counsel delivered in connection with such Acquisition; provided, however, that in the case of an Approved Acquisition, the

       Borrower shall deliver contemporaneously with the consummation of the Approved Acquisition, any such reliance letter so obtained; and

             (xx) Other Documents. Such other documents, instruments, agreements and certifications as the Lender or its counsel may reasonably and in good faith request and which request will not result in undue expense to the Borrower.

SECTION 9.7   RESTRICTED DISTRIBUTIONS AND PURCHASES.

              Declare or make, or permit any Subsidiary or other Loan Party to declare or make, any Restricted Payment if a Default or Event of Default has occurred or would occur as a result of such Restricted Payment; provided, however, that Subsidiaries may pay Restricted Payments to the Borrower.

SECTION 9.8   MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

       (a) Enter into, or permit any Subsidiary or any other Loan Party to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any Subsidiary to do any of the foregoing; provided, however, that if no Default or Event of Default exists or would result therefrom:

              (i) the Borrower may merge or consolidate with any other Person so long as the Borrower is the surviving corporation;

              (ii) any Subsidiary of the Borrower may be merged or consolidated with or into: (x) the Borrower if the Borrower shall be the continuing or surviving corporation or (y) any other Person so long as the Person surviving such merger or consolidation is a Wholly Owned Subsidiary of the Borrower; and

              (iii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 9.9   FISCAL YEAR.

       Change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.10  MODIFICATIONS TO CERTAIN CONTRACTS.

       (a) Enter into, or permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract, Acquisition Document or Management Services Agreement without the prior written consent of the Lender, other than amendments or modifications that do not alter in any significant manner or to any significant degree the rights or obligations of the parties thereto; (b) default in the performance of any obligations of the Borrower or any Subsidiary in any Material Contract or Management Services Agreement except where such default could not reasonably be expected to have a Material Adverse Effect; (c) permit any Material Contract or Management Services Agreement to be canceled or terminated prior to its stated maturity or (d) waive the compliance by any party to a Management Services Agreement of any term, covenant or condition on the part of such party to perform, if such party's non-compliance with any such term, covenant or condition is a basis on which any other party to such Management Services Agreement may terminate such Management Services Agreement, irrespective of whether notice of any such termination is given or any other acts are taken to effectuate such termination.

SECTION 9.11  TRANSACTIONS WITH AFFILIATES.

       Permit to exist or enter into, and will not permit any of its Subsidiaries or any of the other Loan Parties to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of any Loan Party, except transactions set forth on Schedule 6.1.(r) and other transactions (a) in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and (b) which (i) were approved of by a disinterested board of directors (or other group of individuals performing similar duties) of the Borrower or such Subsidiary or (ii) are on fair and reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower; provided, however, that this Section 9.11. shall not apply to any transactions between or among the Borrower and any of its Wholly-Owned Subsidiaries.

SECTION 9.12  CREATION OF SUBSIDIARIES.

       Except as otherwise permitted under Section 9.4., incorporate, create or acquire any Subsidiary other than (i) Subsidiaries in existence as of the Agreement Date and (ii) any Subsidiary created after the Agreement Date so long as the Borrower has delivered to the Lender on or before the date five days prior to the date of creation of any such Subsidiary any and all agreements, instruments and other documents that the Borrower would be required to deliver under Sections 9.6.(vi), (x), (xv), (xvi), (xvii) and (xviii) if such Subsidiary were the Target in an Acquisition by the Borrower or any other Loan Party of a New Subsidiary.

SECTION 9.12  BANK ACCOUNTS.

       Establish, or permit any other Loan Party to establish, any new bank accounts unless and until the Lender receives written notice thereof.

                               ARTICLE X. DEFAULT

SECTION 10.1   EVENTS OF DEFAULT.

       The occurrence of each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

       (a) Default in Payment. (i) The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or (ii) the Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document or (iii) any other Loan Party shall fail to pay when due any other payment Obligation owing by such Loan Party under any Loan Document to which it is a party and, in the case of clause (ii) or (iii), such failure shall continue for a period of 10 days.

       (b) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 7.12., 9.1., 9.6., 9.7., 9.8., 9.9. or 9.12. or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of clause
(ii), such failure shall continue for a period of 30 days after the earlier of
(x) the date upon which the Borrower or such Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Lender.

       (c) Misrepresentations. Any statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

       (d) Indebtedness Cross-Default.

           (i) The Borrower or any other Loan Party shall fail to pay when due and payable the principal of, or interest on, any Indebtedness other than the Loans or any Contingent Obligations having an aggregate outstanding principal amount of $1,500,000 or more; or

           (ii) The maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (B) been required to be prepaid prior to the stated maturity thereof; or

           (iii) Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or both, would permit any holder or holders of such Indebtedness or Contingent Obligation, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity and such Person shall not have waived its right to so accelerate or require prepayment with respect to such event.

       (e) Voluntary Bankruptcy Proceeding. The Borrower or any other Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

       (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any other Loan Party, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

       (g) Litigation. The Borrower or any other Loan Party shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

       (h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Loan Party by any court or other tribunal which exceeds, individually or together with all other such unpaid judgments or orders entered against the Borrower and the Loan Parties, $250,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

       (i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $250,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Lender pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

       (j) ERISA. (i) The occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC;
(ii) the present value of all benefit liabilities under all Pension Plans shall exceed by more than $250,000 the current value of the assets of such Pension Plans allocable to such benefit liabilities; (iii) the occurrence of any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code) with respect to any Pension Plan, whether or not waived; (iv) the Borrower, any Subsidiary or any other ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which is required to make under any agreement relating to such Multiemployer Plan, or any Applicable Law; or (v) the Borrower, any Subsidiary or any other ERISA Affiliate shall engage in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Internal Revenue Code for which a civil penalty pursuant to
Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code may be imposed.

       (k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

       (l) Change of Control/Change in Management.

           (i) (A) If any Person (or two or more Persons acting in concert) (other than Ramie A. Tritt, M.D., Bock Benjamin & Co. Partners, L.P., or any Family Member) shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of the capital stock or securities of the Borrower representing 35% or more of the aggregate voting power of all classes of capital stock and securities of the Borrower entitled to vote for the election of directors or (B) during any twelve-month period (commencing both before and after the Agreement Date), a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (I) who were members of such Board of Directors on the first date of such period, (II) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (I) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (III) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (I) and (II) above constituting at the time of such election or nomination at least a majority of such Board of Directors; or

              (ii) (A) If Ramie A. Tritt, M.D. shall cease for any reason to be the Chairman of the Board or President of the Borrower at any time during the period from February 10, 1997 to February 9, 2002 or Richard D. Ballard shall cease for any reason to be the Chief Executive Officer of the Borrower at any time during the period from November 26, 1996 to November 25, 1999, or either such individual shall otherwise cease to be principally involved in the executive and strategic management of the Borrower during such applicable period.

       (m) Injunction. The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of its business and such order continues for more than 5 days.

       (n) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

       (o) Failure of Security. The Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens), in each case, for any reason other than the failure of the Lender to take any action within its control.

       (p) Dissolution. Any order, judgment or decree is entered against the Borrower or any other Loan Party decreeing the dissolution or split up of the Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of 30 days.

       (q) Suspension of Business. The cessation or substantial curtailment of revenue producing activities of the Borrower or any other Loan Party shall occur (whether as a result of strike, lockout, labor dispute, embargo, condemnation, force majeure or otherwise) and continue for a period in excess of 20 consecutive days.

SECTION 10.2  REMEDIES UPON EVENT OF DEFAULT.

       Upon the occurrence and during the continuation of an Event of Default the following provisions shall apply:

       (a)    Acceleration; Termination of Facilities.

              (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lender under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the credit facility established hereby and the obligation of the Lender to make Loans hereunder shall immediately and automatically terminate.

              (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Lenders may: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and
       (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lender under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the credit facility established hereby and the obligation of the Lender to make Loans hereunder.

       (b) Loan Documents. The Lender may exercise any and all of its rights under any and all of the other Loan Documents.

       (c) Applicable Law. The Lender may exercise all other rights and remedies it may have under any Applicable Law.

       (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Lender shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.3   PERFORMANCE BY LENDER.

       If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount reasonably expended by the Lender in such performance or attempted performance to the Lender, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Lender shall not have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 10.4   RIGHTS CUMULATIVE.

       The rights and remedies of the Lender under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under Applicable Law. In exercising its rights and remedies the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                            ARTICLE XI MISCELLANEOUS

SECTION 11.1   NOTICES.

       Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

       If to the Borrower:

                  The Medical Quarters
                  5555 Peachtree Dunwoody Road
                  Suite 235
                  Atlanta, Georgia  30342
                  Attention:  Chief Financial Officer
                  Telecopy Number:  (404) 250-0162
                  Telephone Number: (404) 256-7535

       If to the Lender:

                  600 Peachtree Street, 18th Floor
                  Atlanta, Georgia  30308
                  Attention: Laura B. Gray
                  Telecopy Number:  (404) 607-6338
                  Telephone Number: (404) 607-5861

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective only when actually received. The Lender shall not incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

SECTION 11.2  EXPENSES.

       The Borrower will pay all present and future reasonable expenses of the Lender in connection with the negotiation, preparation, execution and delivery of each of the Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the fees and disbursements of each special and local counsel retained by the Lender. Further, the Borrower shall pay all future reasonable costs and expenses of the Lender in connection with (a) the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to any of the Loan Documents; (b) any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement and the other Loan Documents, or any material amendment to the terms of this Agreement or any other Loan Document, including the reasonable fees and disbursements of counsel to the Lender; (c) consulting with one or more Persons engaged by the Lender, including appraisers, accountants and lawyers, concerning or related to the servicing of this Agreement or the nature, scope or value of any right or remedy of the Lender hereunder, under the Notes or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons; (d) the collection or enforcement of the obligations of the Borrower or any Loan Party under this Agreement, the Notes or any other Loan Document including the reasonable fees and disbursements of counsel to the Lender if such collection or enforcement is done by, through or with the assistance of an attorney; (e) prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel to the Lender and of experts and other consultants retained by the Lender; (f) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to the Lender if such exercise is done by, through or with the assistance of any attorney; (g) gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling, preparing for sale and advertising to sell any Collateral, whether or not a sale is consummated; and (h) to the extent not already covered by any of the preceding subsections, any bankruptcy or other proceeding of the type described in Section 10.1.(e) or 10.1.(f), and the reasonable fees and disbursements of counsel to the Lender incurred in connection with the representation of the Lender in any matter relating to or arising out of any such proceeding including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by a Loan Party, the Lender or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. The Borrower shall pay all amounts owing under this Section within 10 days of the Lender's demand. As used in this Section and in Section 11.9, the term "reasonable fees" of legal counsel shall mean the reasonable fees of such legal counsel actually incurred.

SECTION 11.3   STAMP, INTANGIBLE AND RECORDING TAXES.

       The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

SECTION 11.4   SETOFF.

       In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any affiliate of the Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not the Lender shall have declared any or all of the Loans and all other Obligations to be due and payable as permitted by Section 10.2.

SECTION 11.5   ARBITRATION.

       ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) OR THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

       A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. OR THE AMERICAN ARBITRATION ASSOCIATION AS AGREED BY THE PARTIES. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR(S) SHALL ONLY, UPON A SHOWING OF CAUSE,
BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

       B.  RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR

ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

SECTION 11.6   SUCCESSORS AND ASSIGNS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

        (b) The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder, under the Notes and the other Loan Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrower or any other Loan Party furnished to the Lender by or on behalf of the Borrower or any other Loan Party, provided, that such assignee or participant enter into a confidentiality agreement containing the terms set forth in Section 11.8. Notice of any such assignment shall be given to the Borrower upon the occurrence thereof; provided, however, failure to give such notice shall not in any way affect the validity of such assignment.

SECTION 11.7   AMENDMENTS.

       Any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lender may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 11.8   CONFIDENTIALITY.

       Except as otherwise provided by Applicable Law, the Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Participant or other transferee in connection with the contemplated transfer of the Commitment or participations therein as permitted hereunder; (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Lender of rights hereunder or under any of the other Loan Documents.

SECTION 11.9   INDEMNIFICATION.

       The Borrower agrees to indemnify the Lender and its directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any other Loan Party of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Borrower or any other Loan Party, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Person to be indemnified).

SECTION 11.10  SURVIVAL.

       Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Lender is entitled under the provisions of Sections 11.2. and 11.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 11.5., shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

SECTION 11.11  SEVERABILITY OF PROVISIONS.

       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.12   GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 11.13   COUNTERPARTS.

       This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 11.14   OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

       The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 11.15   ENTIRE AGREEMENT.

       This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 11.16   CONSTRUCTION.

       The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that each of the Lender and the Borrower have participated in negotiating the terms and conditions of this Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                            BORROWER:

                                            PHYSICIANS' SPECIALTY CORP.



                                            By:  /s/ Richard D. Ballard
                                               ------------------------------
                                               Name: Richard D. Ballare
                                                    -------------------------
                                               Title: Chief Executive Officer
                                                     ------------------------

                                            LENDER:

                                            NATIONSBANK, N.A. (SOUTH)


                                            By:  /s/ Laura B. Gray
                                               ------------------------------
                                               Name: Laura B. Gray
                                                    -------------------------
                                               Title: Vice President
                                                     ------------------------

                                   EXHIBIT A

             FORM OF COLLATERAL ASSIGNMENT OF ACQUISITION DOCUMENTS


         THIS COLLATERAL ASSIGNMENT OF ACQUISITION DOCUMENTS dated as of __________, _____ (this "Assignment"), by [NAME OF ASSIGNING LOAN PARTY], a corporation organized under the laws of the State of [___________] (the "Assignor"), in favor of NATIONSBANK, N.A. (SOUTH) (the "Lender").

         WHEREAS, [the Assignor][Physicians' Specialty Corp. (the "Borrower")] and the Lender have entered into a certain Credit Agreement dated as of April ___, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lender has agreed, subject to the terms thereof, to make available to the [Assignor][Borrower] certain financial accommodations;

         WHEREAS, the Assignor and the entities listed as [Sellers] therein (the "Sellers") have entered into that certain [Asset/Stock Purchase/Merger Agreement] dated as of __________, _____ (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement") regarding the Acquisition by the Assignor of _______________________ of the Sellers; [and]

[Include the following if Assignor is a Loan Party other than the Borrower]

         [WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock and other equity interests of the Assignor;

         WHEREAS, the Borrower, the Assignor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lender through their collective efforts;

         WHEREAS, the Assignor acknowledges that it will receive direct and indirect benefits from the Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Assignor agreed to guaranty the Borrower's obligations to the Lender on the terms and conditions contained in that certain Guaranty dated as of __________, _____ (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty"), executed by the Assignor in favor of the Lender;

         WHEREAS, the Assignor is executing and delivering this Assignment to secure its obligations owing to the Lender under the Guaranty and the other Loan Documents to which the Assignor is a party; and]

         WHEREAS, as a condition to the continued extension of such financial accommodations under the Credit Agreement, the Lender has required, among other things, that the Assignor assign to the Lender on the terms and conditions contained herein all of the Assignor's rights and remedies under and with respect to the Purchase Agreement, including without limitation, all of its rights and remedies with respect to any and all rights of indemnification thereunder, all as collateral security for the Obligations;

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor agrees as follows:

         SECTION 1. ASSIGNMENT. As security for the Obligations, the Assignor hereby collaterally assigns and transfers to the Lender, and grants to the Lender a security interest in, all of the Assignor's right, title and interest in, to and under (a) the Purchase Agreement and all of the documents, instruments and agreements executed and delivered in connection therewith, including without limitation, those described on Schedule 1 attached hereto (collectively, the "Acquisition Documents"), including without limitation (i) the Assignor's rights and remedies with respect to any breach by any other party to an Acquisition Document of any of its representations, warranties and covenants thereunder and (ii) any and all rights of the Assignor to indemnification arising under or pursuant to any Acquisition Document and (b) all proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"); provided, however, the term "Collateral" shall not include any right, title or interest of the Assignor in, to or under any of the property described in the preceding clause (a) to the extent that the Assignors' collateral assignment and transfer thereof, or its grant of a security interest therein, is not permitted by the terms of the applicable Acquisition Document.

         SECTION 2.  COVENANTS.  The Assignor covenants and agrees as follows:

         (a) The Assignor shall at all times duly and punctually perform in all material respects all of the terms, conditions and covenants of the Acquisition Documents on the Assignor's part to be kept, observed and performed.

         (b) The Assignor will not sell, assign, grant a Lien in, or otherwise transfer to any Person any of the Collateral other than to the Lender.

         (c) The Assignor (i) will give the Lender prompt notice of the terms of any proposed material amendment or modification of any of the terms of, or the proposed termination of, any Assigned Document; (ii) will not, without the Lender's prior written consent, amend or otherwise modify, or waive the application of or consent to the departure from, any of the terms of any Acquisition Document, other than amendments, modifications, waivers and consents that do not alter in any significant manner or to any significant degree the rights or obligations of the parties thereto; and (iii) will not terminate any Acquisition Document.

         (d) The Assignor shall promptly deliver to the Lender a copy of any material notice given to or by the Assignor under or in connection with any Acquisition Document.





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

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants to the Lender as follows:

         (a) True, correct and complete copies of the Acquisition Documents (including all amendments, supplements and modifications thereto) have been delivered to the Lender.

         (b) Each Acquisition Document is in full force and effect and is the legal, valid and binding obligation of the Assignor and each other Person a party thereto, enforceable against the Assignor and each such Person in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity); provided, however, no representation or warranty is being made with respect to the enforceability of provisions of such Acquisition Documents against such other Persons which, if not enforceable, could not reasonably be expected to have a Material Adverse Effect.

         (c) Neither the Assignor, nor to the Assignor's knowledge any other Person a party to an Acquisition Document, is in default thereunder.

         (d) The Assignor has not assigned any of its right, title or interest in, to or under any of the Collateral to any Person other than the Lender.

         (e) The Assignor has full authority and the legal right to assign to the Lender, and to grant to the Lender a security interest in, the Acquisition Documents and the other Collateral, and the Assignor has obtained all consents necessary for the valid and binding assignment of and the effectiveness and enforceability of such security interest and assignment under this Assignment.

         (f)     All of the Collateral is free and clear of all Liens.

         SECTION 4. PAYMENTS. So long as no Event of Default shall have occurred and be continuing, the Assignor shall have the right to receive all amounts paid or payable in connection with the Acquisition Documents. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right to receive and retain the payments which the Assignor would otherwise be authorized to receive and retain pursuant to the immediately preceding sentence. If, notwithstanding the foregoing, the Assignor shall receive any amount which it is not entitled to receive hereunder, the Assignor shall hold all such amounts it receives in trust for the Lender, without commingling the same with other funds or property of or held by the Assignor, and shall promptly deliver the same to the Lender immediately upon receipt by the Assignor in the identical form received, together with any necessary endorsements.

         SECTION 5. ENFORCEMENT BY ASSIGNOR. Prior to the occurrence of an Event of Default, insofar as the Assignor may have any right, privilege or claim under any Acquisition Document, including without limitation, its rights and remedies with respect to indemnification, the Assignor will use good faith business judgment concerning its enforcement of such rights.

         SECTION 6. LENDER NOT OBLIGATED. Notwithstanding any other provision of this Assignment to the contrary, the Assignor expressly acknowledges and agrees that neither this Assignment, nor any action taken by the Lender pursuant hereto, shall cause the Lender to be under any obligation or liability in any respect whatsoever to any party to any Acquisition Document or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms contained in any Acquisition Document.

         SECTION 7. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Lender shall, at its election, without notice of election and without demand except to the extent required under Applicable Law, have the right to do any one or more of the following, all of which are hereby authorized by the Assignor: (a) exercise any or all of the rights available to a secured party under the UCC or any other Applicable Law; and (b) exercise any or all of its rights and remedies under the Credit Agreement and the other Loan Documents.

         SECTION 8. APPLICATION OF PROCEEDS. All proceeds received by the Lender in connection with the exercise of any of its rights or remedies hereunder shall be applied by the Lender in the order provided for in the applicable Loan Documents. The Assignor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Obligations.

         SECTION 9. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Lender, and at the sole cost and expense of the Assignor, the Assignor will promptly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Assignment and of the rights and powers herein granted.

         SECTION 10. RIGHTS CUMULATIVE. The rights and remedies of the Lender under this Assignment are cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 11. LENDER APPOINTED ATTORNEY-IN-FACT. The Assignor hereby irrevocably appoints the Lender as the Assignor's attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in the Lender's discretion, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Assignment and to exercise any rights and remedies the Lender may have under this Assignment or Applicable Law. The power-of-attorney granted hereby is irrevocable and coupled with an interest.

         SECTION 12. NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the [Credit Agreement][Guaranty].

         SECTION 13. TERMINATION. Upon indefeasible payment in full of all of the Obligations, this Assignment shall terminate.

         SECTION 14. EXPENSES. The Assignor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Lender in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Lender actually incurred by the Lender and (b) the exercise by the Lender of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of any attorney.

         SECTION 15. COUNTERPARTS. This Assignment may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 16. AMENDMENTS, ETC. No amendment or waiver of any provision of this Assignment, nor consent to any departure by the Assignor herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 17. BENEFITS. The terms, covenants and conditions contained herein shall inure to the benefit of the Lender, and its successors and assigns, and shall be binding on the Assignor and its successors and assigns.

         SECTION 18. APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 19. SEVERABILITY. Whenever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Assignment shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Assignment.

         SECTION 20. NO THIRD-PARTY BENEFICIARIES/ASSIGNMENT. This Assignment is solely for the benefit of the parties hereto and their respective successors and permitted assigns. There are no other Persons which are intended to be benefited in any way whatsoever by this Assignment. The Lender may assign, transfer or sell any of the Obligations, or grant or sell participation interests in any of the Obligations, to any Person pursuant to the terms of the Credit Agreement.

         SECTION 21. DEFINITIONS. As used herein, the term "Obligations" shall mean: (a) all obligations and indebtedness of the Assignor owing to the Lender of every kind, nature and description, under or with respect to the Guaranty, this Assignment or any of the other Loan

Documents to which the Assignor is a party, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note; and (b) all renewals, modifications, extensions and supplements to any of the foregoing. Terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.


                         [Signatures on following page]

         IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Rights Under Acquisition Documents under seal as of the date first written above.

                                        [NAME OF LOAN PARTY]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ATTEST:


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                (CORPORATE SEAL)

                                   SCHEDULE 1

                             ACQUISITION DOCUMENTS


                    (List Purchase Agreement, Bills of Sale
                        and other Acquisition Documents)

                                   EXHIBIT B

               FORM OF BORROWING BASE AND COMPLIANCE CERTIFICATE


                    For the quarter ending _________, _____


NationsBank, N.A. (South)
600 Peachtree Street, 18th Floor
Atlanta, Georgia 30308
Attention:  Laura B. Gray

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of April ___, 1997 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), and NationsBank, N.A. (South) (the "Lender").

         Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

         (1) The undersigned is the [Treasurer/Chief Financial Officer/independent public accountant] of the Borrower.

         (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3)     The Borrower is in compliance with the provisions of Section
9.1 of the Credit Agreement and no Default or Event of Default has occurred and is continuing [for Compliance Certificate delivered by Treasurer or Chief Financial Officer only].

         The undersigned hereby further certifies to the Lender that the financial information of the Borrower attached hereto as Schedule 1 is true and correct as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.



                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------

                                   SCHEDULE 1

                                  Calculations

                         [To be provided by the Lender]

                                   EXHIBIT C

                        FORM OF COLLATERAL ASSIGNMENT OF
                         MANAGEMENT SERVICES AGREEMENTS


         THIS COLLATERAL ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENTS dated as of _____________, _______ (this "Assignment"), executed by
_________________________, as assignor (the "Assignor"), in favor of
NATIONSBANK, N.A.  (SOUTH), as assignee (the "Lender").

         WHEREAS, Physicians' Specialty Corp. (the "Borrower") and the Lender have entered into that certain Credit Agreement dated as of April ____, 1997 (as amended, supplemented, restated or otherwise modified from time to time pursuant to its terms, the "Credit Agreement"), pursuant to which the Lender has agreed, subject to the terms thereof, to make certain financial accommodations available to the Borrower;

         WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock and other equity interests of the Assignor;

         WHEREAS, the Borrower, the Assignor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lender through their collective efforts;

         WHEREAS, the Assignor acknowledges that it will receive direct and indirect benefits from the Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Assignor agreed to guaranty the Borrower's obligations to the Lender on the terms and conditions contained in that certain Guaranty dated as of ________________, _______ (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty"), executed by the Assignor in favor of the Lender;

         WHEREAS, the Assignor is executing and delivering this Assignment to secure its obligations owing to the Lender under the Guaranty and the other Loan Documents to which the Assignor is a party; and

         WHEREAS, as a condition to extending such financial accommodations, the Lender has required, among other things, that the Assignor assign to the Lender all of the Assignor's rights and remedies under and with respect to all Management Services Agreements to which the Assignor is a party in accordance with the terms hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         SECTION 1. ASSIGNMENT. As security for the prompt payment and performance of the Obligations, the Assignor hereby collaterally assigns to the Lender, and grants to the Lender a security interest in, all of the following (collectively the "Collateral"): (a) all of the Assignor's right, title and interest in, to and under all Management Services Agreements, including without limitation, those described on Schedule I attached hereto, together with all other documents, instruments, agreements, certificates and opinions delivered in connection with any of the Management Services Agreements, all as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Management Agreement Documents"), including without limitation, (i) all rights of the Assignor to receive moneys due and to become due to it thereunder or in connection therewith; (ii) all rights of the Assignor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Assignor to perform and exercise all rights and remedies thereunder; (b) all of the Assignor's rights under or in respect of any covenant not to compete, covenant regarding confidentiality, covenant not to solicit, and any other similar covenant by any partner or shareholder, as the case may be, of a Practice (as defined below) or any employee of a Practice and any other covenant pursuant to which any such Person agrees to limit the types of business in which such Person may engage and which is contained in any Employment Agreement, including, without limitation (i) all rights of the Assignor to damages arising out of, or for, breach or default in respect thereof and (ii) all rights of the Assignor to seek specific performance of the terms thereof; (c) all of the Assignor's books and records in any way relating to the Management Agreement Documents and (d) any and all products and proceeds of any of the foregoing in whatever form, including, but not limited to, cash, instruments, general intangibles, accounts, goods, documents and chattel paper. The term "Practice," as used herein, means a Person offering medical services in the field of Otolaryngology, Related Subspecialties or Complementary Subspecialties pursuant to the Management Services Agreements.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants to the Lender as follows:

 (a)     None of the Collateral is subject to any Lien, except Permitted Liens.

         (b) A true, correct and complete copy of (i) each Employment Agreement (including all amendments, supplements and modifications thereto) identified on Schedule II attached hereto and (ii) each Management Services Agreement to which the Assignor is a party and each other Management Agreement Document relating thereto (including all amendments, supplements and modifications thereto), has been delivered to the Lender.

         (c) Each such Management Agreement Document is in full force and effect and is the legal, valid and binding obligation of the Assignor and each other Person a party thereto, enforceable against the Assignor and each such Person in accordance with its respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity); provided, however, no representation or warranty is being made with respect to the enforceability of provisions of any Management Agreement Documents against such other Persons which, if not enforceable, (i) would not permit the termination of the applicable

Management Services Agreement or (ii) could not reasonably be expected to have a Material Adverse Effect.

         (d) Neither the Assignor nor any other Person a party to any Management Agreement Document is in default under any of the terms, covenants or conditions of any Management Agreement Document nor, to the Assignor's knowledge, does there exist any event of default or any state of facts which would, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of the Assignor or any such other Person under any of said terms, covenants or conditions.

         (e) The Assignor has taken all steps necessary or appropriate to protect and preserve its rights under the Management Agreement Documents, including without limitation, the filing of financing statements under the Uniform Commercial Code as in effect in all applicable jurisdictions.

         (f) The Assignor has not assigned any of its right, title or interest in, to or under any of the Collateral to any Person.

         (g) The Assignor has full authority and the legal right to assign to the Lender, and to grant to the Lender a security interest in, the Management Agreement Documents and the other Collateral and the Assignor has obtained all consents necessary for the valid and binding assignment of and the effectiveness and enforceability of such security interest under this Agreement.

         (h) All of the Collateral is free and clear of all Liens other than Permitted Liens.

         SECTION 3. COVENANTS. The Assignor covenants and agrees as to each Management Agreement Document as follows:

         (a) The Assignor will not sell, assign, grant a Lien in, suffer to exist any Lien in, or otherwise transfer to any Person any of the Assignor's right, title or interest in, to or under any of the Collateral.

         (b) The Assignor will not (i) amend or otherwise modify, or waive the application of or consent to the departure, any of the terms of any Management Agreement Document, other than amendments, modifications, waivers and consents that do not alter in any significant manner or to any significant degree the rights or obligations of the parties thereto, or (ii) cancel or terminate any Management Agreement Document or Employment Agreement, without, in either case, the Lender's prior written consent.

         (c) Anything herein to the contrary notwithstanding, (i) the Assignor shall remain liable under all Management Agreement Documents to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Lender of any of its rights hereunder shall not release the Assignor from any of its duties or obligations under any of the Management Agreement Documents, and (iii) the Lender shall not have any duties, obligations or liability under any of the Management

Agreement Documents or duties by reason of this Agreement, nor shall the Lender be obligated to perform any of the duties or obligations of the Assignor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Assignor or the sufficiency of any performance by any party under any such contract or agreement, or to take any action to collect or enforce any claim for payment assigned hereunder.

         (d)     The Assignor shall at its sole cost and expense:

                 (i) Perform and observe all the terms and provisions of the Management Agreement Documents to be performed or observed by it, maintain the Management Agreement Documents in full force and effect, and enforce the Management Agreement Documents in accordance with their terms; and

                 (ii) Furnish to the Lender promptly upon receipt thereof copies of all material notices, requests and other documents received by the Assignor under or pursuant to the Management Agreement Documents or any Employment Agreement, and from time to time (A) furnish to the Lender such information and reports regarding the Management Agreement Documents as the Lender may reasonably request and (B) upon request of the Lender and upon the occurrence and during the continuation of an Event of Default, make to each other party to the Management Agreement Documents such demands and request for information and reports or for action as the Assignor is entitled to make under the Management Agreement Documents.

         (e) The Assignor shall give the Lender prompt notice of the commencement of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting the Assignor or any of the Collateral.

         SECTION 4. PAYMENTS. So long as no Event of Default shall have occurred and be continuing, the Assignor shall have the right to receive all amounts paid or payable in connection with the Management Agreement Documents. Upon and after the occurrence and continuation of any Event of Default, all rights of the Assignor to receive any of the payments pursuant to the immediately preceding sentence shall cease, and all such rights shall thereupon become vested in the Lender, and the Lender shall have the sole and exclusive right to receive and retain the payments which the Assignor would otherwise be authorized to receive and retain pursuant to such sentence.

         SECTION 5. ASSIGNOR'S RIGHT TO ENFORCE. So long as no Event of Default shall have occurred and be continuing, the Lender will not exercise or enforce, or seek to exercise or enforce, or avail itself of, any of the rights, powers, privileges, authorizations and benefits assigned and transferred to the Lender pursuant to this Agreement, and the Assignor may exercise or enforce, or seek to exercise or enforce, such rights, powers, privileges, authorizations and benefits in conformity with the provisions of this Agreement. If the Assignor shall fail to perform or comply with any term or condition imposed upon the Assignor under any of the Management Agreement Documents, or the Assignor shall fail to exercise any right or remedy of the Assignor thereunder, then, without waiving or releasing the Assignor from any of its obligations hereunder or under such Management Agreement Document, the Lender may (but shall not obligated to) take any action the Lender deems necessary or desirable to preserve and protect any of the Assignor's rights thereunder or the Lender's rights thereunder.

         SECTION 6. REMEDIES. Upon the occurrence and during the continuation of an Event of Default, the Lender shall, at its election, without notice of election and without demand, have the right to do any one or more of the following acts, all of which are hereby authorized by the Assignor: (a) exercise any or all of the rights available to a secured party under the UCC or any other Applicable Law; and (b) exercise any or all of its rights and remedies under the Credit Agreement and the other Loan Documents.

         SECTION 7. LENDER NOT OBLIGATED. Notwithstanding any other provision of this Assignment to the contrary, the Assignor expressly acknowledges and agrees that it shall continue to observe and perform in accordance with the terms of the Management Agreement Documents all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Assignment, nor any action taken pursuant hereto, shall cause the Lender to be under any obligation or liability in any respect whatsoever to any party to any of the Management Agreement Documents or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms contained in any of the Management Agreement Documents or any other document, instrument or agreement relating thereto.

         SECTION 8. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Assignor, the Assignor will promptly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         SECTION 9. RIGHTS CUMULATIVE. The rights and remedies of the Lender under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising its rights and remedies the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 10. LENDER APPOINTED ATTORNEY-IN-FACT. The Assignor hereby irrevocably appoints the Lender as the Assignor's attorney-in-fact, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time upon the occurrence and during the continuation of an Event of Default in the Lender's discretion, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies the Lender may have under this Agreement or Applicable Law, including, without limitation: (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above and (iii) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral. The power-of-attorney granted hereby is irrevocable and coupled with an interest.

         SECTION 11. EXPENSES. The Assignor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Lender in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Lender actually incurred by the Lender and (b) the exercise by the Lender of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of any attorney.

         SECTION 12. NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Guaranty.

         SECTION 13. INDEMNIFICATION. The Assignor agrees to indemnify and hold the Lender harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (an "Indemnified Claim"), brought against or incurred by the Lender in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Lender of any of its rights and remedies under this Agreement or under any of the Management Agreement Documents or any other action taken by the Lender pursuant to the terms of this Agreement; provided, however, the Assignor shall not be obligated to indemnify or hold harmless the Lender from any Indemnified Claim to the extent that it results from the Lender's gross negligence or willful misconduct. The Lender agrees to give the Assignor prompt notice of any suit or cause of action brought against the Lender which is covered by this Section.

         SECTION 14. TERMINATION. Upon indefeasible payment in full of all of the Obligations, this Agreement shall terminate.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 16. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Assignor herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 17. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         SECTION 18. INFORMATION/NEGATIVE COVENANTS. The Assignor shall keep the Lender informed of all material facts bearing upon the Assignor's rights and remedies under each of the Management Agreement Documents.

         SECTION 19. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 20. BENEFITS. This Assignment shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         SECTION 21. NO THIRD-PARTY BENEFICIARIES. This Assignment is solely for the benefit of the parties hereto and their respective successors and permitted assigns. There are no other Persons who are intended to be benefited in any way whatsoever by this Assignment.

         SECTION 22. DEFINITIONS. As used herein, the term "Obligations" shall mean: (a) all obligations and indebtedness of the Assignor owing to the Lender of every kind, nature and description, under or with respect to the Guaranty, this Assignment or any of the other Loan Documents to which the Assignor is a party, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note; and (b) all renewals, modifications, extensions and supplements to any of the foregoing. All other capitalized terms used herein and not otherwise defined herein shall have the definitions given them in the Credit Agreement.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the Assignor has executed and delivered this Collateral Assignment of Management Services Agreements under seal as of the date first written above.


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ATTEST:


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Agreed to and Accepted:

NATIONSBANK, N.A. (SOUTH)


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                   SCHEDULE I

                         MANAGEMENT SERVICES AGREEMENTS


                                [To be provided]

                                  SCHEDULE II

                             EMPLOYMENT AGREEMENTS


                                [To be provided]

                                   EXHIBIT D

                                FORM OF GUARANTY


         THIS GUARANTY dated as of ____________, _____ (this "Guaranty"), executed by [NAME OF LOAN PARTY], a _________________ organized under the laws of _____________ (the "Guarantor"), in favor of NATIONSBANK, N.A. (SOUTH) (the "Lender").

         WHEREAS, Physicians' Specialty Corp. (the "Borrower") and the Lender have entered into that certain Credit Agreement dated as of April ___, 1997 (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Lender has agreed, subject to the terms thereof, to extend certain financial accommodations to the Borrower; and

         WHEREAS, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock of, or other equity interests in, the Guarantor;

         WHEREAS, the Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lender through their collective efforts;

         WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Guarantor is willing to guarantee the Borrower's obligations to the Lender on the terms and conditions contained herein; and

         WHEREAS, the Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Lender making, or continuing to make, such financial accommodations to the Borrower;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

         SECTION 1. GUARANTY. The Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to the Lender under or in connection with the Credit Agreement and any other Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys' fees and other amounts payable to the Lender thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including without limitation, reasonable attorneys' fees and disbursements, that are actually incurred by the Lender in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder; and (d) all other Obligations of the Borrower.

         SECTION 2. GUARANTY OF PAYMENT AND NOT OF COLLECTION. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lender shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Lender may have against any other Loan Party or any other Person or commence any suit or other proceeding against any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Loan Party or any other Person; or
(c) to make demand of any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lender which may secure any of the Guarantied Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any holder of the Guarantied Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated Section 10-7-24.

         SECTION 3. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

         (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations,
(iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

         (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

         (c) any furnishing to the Lender of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

         (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f) any act or failure to act by the Borrower or any other Person which may adversely affect the Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

         (g) any application of sums paid by any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Lender, regardless of what liabilities of such Borrower remain unpaid;

         (h) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

         (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.

         SECTION 4. ACTION WITH RESPECT TO OBLIGATIONS. The Lender may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lender shall elect.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby makes to the Lender all of the representations and warranties made by the Borrower with respect to or in any way relating to the Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

         SECTION 6. COVENANTS. The Guarantor will comply with all covenants which the Borrower is to cause the Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

         SECTION 7. WAIVER. The Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

         SECTION 8. INABILITY TO ACCELERATE. If the Lender is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Lender shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         SECTION 9. REINSTATEMENT OF OBLIGATIONS. If claim is ever made on the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Lender.

         SECTION 10. SUBROGATION. Upon the making by the Guarantor of any payment hereunder for the account of the Borrower, the Guarantor shall be subrogated to the rights of the payee against such Borrower; provided, however, that the Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Guarantor may have against the Borrower arising by reason of any payment or performance by the Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to the Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Guarantor shall hold such amount in trust for the benefit of the Lender and shall forthwith pay such amount to the Lender to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Lender as collateral security for any Guarantied Obligations existing.

         SECTION 11. PAYMENTS FREE AND CLEAR. All sums payable by the Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any

Taxes), and if the Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, the Guarantor shall pay to the Lender such additional amount as will result in the receipt by the Lender of the full amount payable hereunder had such deduction or withholding not occurred or been required.

         SECTION 12. SET-OFF. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, the Guarantor hereby authorizes the Lender, at any time or from time to time, without any prior notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, or any affiliate of the Lender, to or for the credit or the account of the Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

         SECTION 13. SUBORDINATION. The Guarantor hereby expressly covenants and agrees for the benefit of the Lender that all obligations and liabilities of the Borrower to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then the Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

         SECTION 14. AVOIDANCE PROVISIONS. It is the intent of the Guarantor and the Lender that in any Proceeding, the Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Lender) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Lender) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Lender), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Lender hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Lender that would not otherwise be available to such Person under the Avoidance Provisions.

         SECTION 15. INFORMATION. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Lender nor any Lender shall have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

         SECTION 16. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 17. DISPUTE RESOLUTION. ANY CONTROVERSY OR CLAIM BETWEEN THE GUARANTOR AND THE LENDER, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), OR THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS GUARANTY MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS GUARANTY APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE GUARANTOR'S DOMICILE AT THE TIME OF THIS GUARANTY'S EXECUTION AND ADMINISTERED BY J.A.M.S. OR THE AMERICAN ARBITRATION ASSOCIATION AS AGREED BY THE PARTIES. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR(S) SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS GUARANTY; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR

(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS GUARANTY. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 18. LOAN ACCOUNTS. The Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall, absent manifest error, constitute conclusive evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto. The failure of the Lender to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

         SECTION 19. WAIVER OF REMEDIES. No delay or failure on the part of the Lender in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         SECTION 20. TERMINATION. This Guaranty shall remain in full force and effect until the indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of the Credit Agreement.

         SECTION 21. SUCCESSORS AND ASSIGNS. Each reference herein to the Lender shall be deemed to include the Lender's permitted successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligations, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Lender to any assignee or participant (or any prospective assignee or participant) of any financial or other information regarding the Guarantor to the extent permitted by and in accordance with the Credit Agreement, including, without limitation, the confidentiality provisions therein. The Guarantor may not assign or transfer its obligations hereunder to any Person.

         SECTION 22. AMENDMENTS. This Guaranty may not be amended except in writing signed by the Lender and the Guarantor.

         SECTION 23. PAYMENTS. All payments to be made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Lender at its Lending Office, not later than 11:00 a.m., on the date 10 days after demand therefor.

         SECTION 24. NOTICES. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Guarantor at its address set forth below its signature hereto, (b) to the Lender at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other party. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

         SECTION 25. SEVERABILITY. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 26. HEADINGS. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         SECTION 27. EXPENSES. The Guarantor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Lender in connection with (a) the collection or enforcement of the Guarantied Obligations including the reasonable fees and disbursements of counsel to the Lender actually incurred by the Lender and (b) the exercise by the Lender of any right or remedy granted to it under this Guaranty if such exercise is done by, through or with the assistance of any attorney.

         SECTION 28. COUNTERPARTS. This Assignment may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 29.  DEFINITIONS.  (a) For the purposes of this Guaranty:

         "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor;
(iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

         (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.


                            [Signature on Next Page]

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                        [GUARANTOR]


                                        By:
                                           -------------------------------------
                                           Name
                                               ---------------------------------
                                           Title:
                                                 -------------------------------

                                        Address for Notices:


                                        ----------------------------------------

                                        ----------------------------------------
                                        Attention:
                                                  ------------------------------
                                        Telecopier:
                                                   -----------------------------
                                        Telephone:
                                                  ------------------------------

Agreed to and Accepted:

NATIONSBANK, N.A. (SOUTH)


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                   EXHIBIT E

                          FORM OF NOTICE OF BORROWING


                                                              ____________, ____


NationsBank, N.A. (South)
600 Peachtree Street, 18th Floor
Atlanta, Georgia 30308
Attention: Laura B. Gray


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of April ___, 1997 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and between Physicians' Specialty Corp. (the "Borrower") and NationsBank, N.A. (South) (the "Lender").

         1. Pursuant to Section 2.1 or 2.2, as applicable, of the Credit Agreement, the Borrower hereby requests that the Lender make a Loan to the Borrower in an amount equal to $________________.

         2. The Borrower requests that the Loan be made available to the Borrower on ____________, _____.

         3. The Borrower hereby requests that such Loan be of the following Type:

                 [CHECK ONE BOX ONLY]

                          Base Rate Loan
                          LIBOR Loan, with an initial Interest Period for a duration of:

                     [CHECK ONE BOX ONLY]          one month
                                                   two months
                                                   three months

         4. The Lender is instructed to make such proceeds available to the Borrower as follows:____________________________.

         5. The Borrower represents and warrants to the Lender that the proceeds of the Loan requested hereby are to be used in accordance with Section 7.8 of the Credit Agreement.

         6. The Borrower further represents and warrants that as of the date hereof, the statements set forth in Section 5.2(a) and
                 (b) of the Credit Agreement are true and correct.

         If notice of this Loan has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.1(b) of the Credit Agreement.

                                        PHYSICIANS' SPECIALTY CORP.



                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT F

                         FORM OF NOTICE OF CONTINUATION


                                                              ____________, ____

NationsBank, N.A. (South)
600 Peachtree Street, 18th Floor
Atlanta, Georgia 30308
Attention: Laura B. Gray

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of April ___, 1997 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) between Physicians' Specialty Corp. (the "Borrower") and NationsBank, N.A. (South) (the "Lender").

         Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby gives notice, irrevocably, that the Borrower hereby requests a Continuation of a LIBOR Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 2.6 of the Credit Agreement:

         1.      The requested date of such Continuation is ____________, ____.

         2. The aggregate principal amount of the Loan subject to the requested Continuation is $________________________ and the portion of such principal amount subject to such Continuation is $__________________________.

         3. The current Interest Period of the Loan subject to such Continuation ends on ________________, ____.

         4. The duration of the Interest Period for the Loan or portion thereof subject to such Continuation is:

                 [CHECK ONE BOX ONLY]       one month
                                            two months
                                            three months

         5. The Company further represents and warrants that as of the date hereof, the statements set forth in Sections 5.2(a) and
                 (b) of the Credit Agreement are true and correct.

         If notice of this Proposed Continuation has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.6 of the Credit Agreement.

                                        PHYSICIANS' SPECIALTY CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT G

                          FORM OF NOTICE OF CONVERSION



                                                              ____________, ____


NationsBank, N.A. (South)
600 Peachtree Street, 18th Floor
Atlanta, Georgia 30308
Attention: Laura B. Gray


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of April ___, 1997 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) between Physicians' Specialty Corp. (the "Borrower") and NationsBank, N.A. (South) (the "Lender").

         Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby gives you notice, irrevocably, that the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.7 of the Credit Agreement:

         1.      The requested date of such Conversion is ____________, _____.

         2. The Type of Loan to be Converted pursuant hereto is currently a:

                 [CHECK ONE BOX ONLY]         Base Rate Loan
                                              LIBOR Loan

         3. The aggregate principal amount of the Loan subject to the requested Conversion is $________________________ and the portion of such principal amount subject to such Conversion is $__________________________.

         4. The amount of such Loan to be so Converted is to be converted into a Loan of the following Type:

                 [CHECK ONE BOX ONLY]

                          Base Rate Loan
                          LIBOR Loan, with an initial Interest Period for a duration of:

                     [CHECK ONE BOX ONLY]          one month
                                                   two months
                                                   three months

         5. The Company further represents and warrants that as of the date hereof, the statements set forth in Sections 5.2(a) and
                 (b) of the Credit Agreement are true and correct.

         If notice of this Proposed Conversion has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.7 of the Credit Agreement.

                                        PHYSICIANS' SPECIALTY CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT H

                        FORM OF SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT dated as of __________, _____ by and among __________________ (the "Junior Creditor") and NATIONSBANK, N.A. (SOUTH) (the "Lender").

         WHEREAS, the Lender and Physicians' Specialty Corp. (the "Borrower") have entered into that certain Credit Agreement dated as of April ___, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), subject to the terms of which the Lender has agreed to make available to the Borrower a $20,000,000 credit facility;

         WHEREAS, [PSC Management Corp.] (the "Debtor") has guarantied the Borrower's obligations to the Lender on the terms and conditions contained in that certain Guaranty dated as of __________, ____ (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty"), executed by the Debtor in favor of the Lender;

         WHEREAS, as security for the indebtedness and other obligations owing by the Debtor to the Lender under the Guaranty and the other documents, instruments and agreements executed by the Debtor in favor of the Lender in connection with the Guaranty, the Debtor has granted to the Lender a security interest in certain of the Debtor's assets;

         WHEREAS, the Junior Creditor has extended certain financial accommodations to the Debtor as evidenced by that certain [Promissory Note] dated ________, ____ executed by the Debtor, payable to the order of the Junior Creditor and in the original principal amount of $__________ (as the same may be amended, supplement, restated or otherwise modified from time to time in accordance with its terms, and all notes or other instruments given in replacement or substitution thereof, the "Subordinated Note");

         WHEREAS, as security for the indebtedness and other obligations owing by the Debtor to the Junior Creditor under the Subordinated Note and the other documents, instruments and agreements executed by the Debtor in favor of the Junior Creditor in connection with the Subordinated Note, the Debtor has granted to the Junior Creditor a security interest in certain of the Debtor's assets; and

         WHEREAS, it is a condition precedent to the Lender's continued extension of credit to the Borrower under the Credit Agreement that the Junior Creditor execute and deliver this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1. Subordination of Debt. The Junior Creditor agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the Subordinated Debt is and shall be subordinate in right of payment and collection to the payment in full of all of the Senior Debt. The Debtor shall not make, and the Junior Creditor shall not accept, any payment with respect to, or on account of, any of the Subordinated Debt; provided, however, so long as the Junior Creditor shall have not received a notice from the Lender that an Event of Default under and as defined in the Credit Agreement has occurred and is continuing, the Debtor may pay, and the Junior Creditor may receive, regularly scheduled payments of interest and principal on the Subordinated Note, as such Subordinated Note may be amended with the consent of the Lender. In no event shall the Junior Creditor be entitled to receive any prepayments of principal or interest in respect of any of the Subordinated Debt.

         Section 2. Subordination of Security Interest. Irrespective of the order of the execution of any security agreement or the filing of any financing statements or the lapse thereof or the physical possession of any collateral, or of the order or method of attachment or perfection of any security interest or other lien in the Lender Collateral or the Junior Creditor Collateral, and irrespective of anything contained in any filing or agreement to which the Lender or the Junior Creditor may now or hereinafter be a party, all of the rights, claims, liens and security interests, if any, of the Junior Creditor, whether now existing or hereinafter acquired, arising in any of the Lender Collateral shall be and are hereby made subject, subordinate and inferior to the rights, claims, liens and security interests of the Lender, whether now existing or hereinafter acquired, arising in any of the Lender Collateral. Accordingly, the proceeds of any repossession, setoff, foreclosure or other judicial sale or any other disposition of the Lender Collateral shall be applied first to the payment in full of all amounts owing to the Lender with respect to the Senior Debt.

         Section 3. No Action. Unless and until the Senior Debt shall have been paid in full, the Junior Creditor shall not, without the prior written consent of the Lender and whether or not an Event of Default under and as defined in the Credit Agreement shall have occurred and be continuing, commence any action or proceeding seeking in any way to collect on the Subordinated Debt, or commence, or join with any other creditor (other than the Lender) in commencing, a Bankruptcy Proceeding and if taken any such action shall be ineffective or if in process of being taken shall be terminated and rescinded. Not in limitation of the foregoing, the Junior Creditor shall not demand, institute an action for, take, receive or repossess from the Debtor or any other person whether by court proceeding, self-help, repossession, setoff or otherwise, the whole or any portion of the Junior Creditor Collateral or foreclose upon the whole or any portion of the Junior Creditor Collateral, whether by judicial action, public or private sale, by notification of account debtors, by power of sale or otherwise, without first obtaining the prior written consent of the Lender.

         Section 4. Bankruptcy of Debtor. In the event of any Bankruptcy Proceeding, the Junior Creditor will, at the request of the Lender, file any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Debtor in respect of the Subordinated Debt and will hold in trust for the Lender and assign, transfer and pay over to the Lender, in the form received, to be applied on the Senior Debt, any and all monies, dividends or other assets received in any such Bankruptcy Proceeding on account of the Subordinated Debt, unless and until the Senior Debt shall have been paid in full. If the Junior Creditor shall fail to take such action requested by the Lender, the Lender may, as attorney-in-fact for the Junior Creditor, take such action on behalf of the Junior Creditor, and the Junior Creditor hereby appoints the Lender and any of its officers as attorney-in-fact for the Junior Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take any such action in any Bankruptcy Proceeding in the Lender's own name or in the name of the Junior Creditor as the Lender may deem necessary or advisable for the enforcement of this Agreement. The Junior Creditor will execute and deliver to the Lender such other and further powers of attorney or other instruments as the Lender may request in order to accomplish the foregoing. The Junior Creditor further grants to the Lender an irrevocable proxy to exercise any voting rights the Junior Creditor may have with respect to the approval or disapproval of a plan of reorganization of the Debtor proposed by any person or class of persons in any Bankruptcy Proceeding.

         Section 5.  Warranties and Representations of the Junior Creditor.
The Junior Creditor represents and warrants to the Lender that: (a) no part of the Subordinated Debt is evidenced by any instrument other than the Subordinated Note; (b) except for the Junior Creditor's security interest in the Junior Creditor Collateral, none of the Subordinated Debt is secured by any security interest, lien or other encumbrance in any of the assets of the Debtor or any other person or entity; (c) the Junior Creditor is the lawful owner of the Subordinated Debt; (d) the Junior Creditor has not assigned or transferred any of the Subordinated Debt, or any interest therein; (e) the Junior Creditor has not given any subordination in respect of the Subordinated Debt; and (f) no default is in existence with respect to the Subordinated Debt.

         Section 6. Covenants. For so long as this Agreement is in effect the Junior Creditor agrees that it will not: (a) accept any instrument, security or other writing evidencing any part of the Subordinated Debt other than the Subordinated Note, (b) amend, alter or modify any provision of the Subordinated Note without the prior written consent of the Lender or (c) except for the Junior Creditor's security interest in the Junior Creditor Collateral, accept any security interest, lien or other encumbrance in any of the assets of the Debtor or any other person or entity as security for any of the Subordinated Debt.

         Section 7. Turnover of Prohibited Transfers. If the Junior Creditor shall receive any payment or other transfer of property which it is not entitled to receive or accept under the terms hereof, the Junior Creditor shall forthwith deliver same to the Lender in the form received (together with any endorsement necessary to effect a transfer of all rights therein to the Lender) for application to the Senior Debt. The Junior Creditor irrevocably authorizes the Lender to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or property shall be held by the Junior Creditor in trust for the Lender and shall not be commingled with other funds or property of the Junior Creditor.

         Section 8. Waivers. To the fullest extent permitted by law, the Junior Creditor each hereby waives the right to require the Lender to marshal any assets, or to enforce any security interest or lien the Lender may now or hereafter have in any collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to the Lender's entitlement to receive any payment on account of the Subordinated Debt. The Lender may, at any time and from time to time, without the consent of or notice to the Junior Creditor and without incurring any responsibility or liability to the Junior Creditor and without impairing or releasing the obligations of the Junior Creditor hereunder: (a) change the manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt or any portion thereof; (b) sell, exchange, release or otherwise deal with any collateral or any other property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Senior Debt or any portion thereof; (c) release anyone liable in any manner for the payment or collection of the Senior Debt or any portion thereof; (d) exercise or refrain from exercising any rights against the Debtor and others; and (e) apply any sums by whomsoever paid or however realized to the Senior Debt or any portion thereof.

         Section 9. Validity of Subordinated Debt. This Agreement defines the relative rights of the Junior Creditor and the Lender. Nothing in this Agreement shall impair, as between the Debtor and the Junior Creditor, the obligation of the Debtor, which is absolute and unconditional, to pay the Subordinated Debt in accordance with its terms, except as payment thereof may be postponed or otherwise directed in accordance with this Agreement.

         Section 10. Specific Performance. In addition to any other remedies available to the Lender hereunder or otherwise, at any time the Junior Creditor fails to comply with any provision of this Agreement applicable to the Junior Creditor, the Lender may demand specific performance of this Agreement. The Junior Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. If the Junior Creditor, in violation of this Agreement, shall institute or participate in any action, suit or proceeding against the Debtor, the Debtor may interpose as a defense or dilatory plea this Agreement and the Lender is irrevocably authorized to intervene and to interpose such defense or plea in the Debtor's name.

         Section 11. Indulgences Not Waivers. Neither the failure nor any delay on the part of the Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

         Section 12. Duration. This Agreement shall become effective when executed by the Debtor and the Junior Creditor and accepted by the Lender, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full.

         Section 13. LITIGATION. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONCERNED WITH THIS AGREEMENT OR THE SENIOR DEBT, THE JUNIOR CREDITOR AND THE LENDER EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY. THE JUNIOR CREDITOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA AND OF ANY FEDERAL COURT LOCATED IN THE STATE OF GEORGIA, IN CONNECTION WITH

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OR ALL OF THE SENIOR DEBT OR THIS AGREEMENT.

         Section 14. Adequate Assurances. The Junior Creditor agrees to execute any further documents, instruments and agreements and take such other actions as may be necessary to effect the purposes of this Agreement, including the filing of any financing statements or other instruments in any applicable public records, all as directed by the Lender. The Junior Creditor agrees that it shall cause to be added to the Subordinated Note, each other document evidencing the Subordinated Debt, and each document or instrument creating or otherwise evidencing the Junior Creditor's security interest in the Junior Creditor Collateral, the following legend:

         "The rights and remedies of [Junior Creditor], and its successors and assigns, under this instrument are subject to the terms and conditions of that certain Subordination Agreement dated as of _____________, ____, as amended from time to time, by and between [Junior Creditor] and NationsBank, N.A. (South)."

         Section 15. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, as follows:

         (a)     If to the Lender:

         NationsBank, N.A. (South)
         600 Peachtree Street, 18th Floor
         Atlanta, Georgia 30308
         Attention: Laura B. Gray
         Telecopy Number:  (404) 607-6338
         Telephone Number: (404) 607-5861

         (b)     If to the Junior Creditor:


         _____________________________
         _____________________________
         _____________________________
         Attention:_______________________
         Telecopy Number:   (___) ___-____
         Telephone Number:  (___) ___-____

All such notices and communications shall be effective upon receipt thereof. Any party may alter the address to which notices are to be sent by giving notice to the other parties hereto of such change of address in conformity with the provisions of this Section.

         Section 16. Successors and Assigns. This Agreement shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Junior Creditor and its successors and assigns.

         Section 17. Acknowledgment. The Junior Creditor acknowledges that the Lender, in continuing to make loans and other financial accommodations under the Credit Agreement, has relied upon the terms of this Agreement.

         Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

         Section 20. Definitions. In addition to such other terms as are elsewhere defined herein, as used in this Agreement the following terms shall have the following meanings:

         "Bankruptcy Proceeding" means any receivership, insolvency, bankruptcy proceeding under the Bankruptcy Code of 1978, as amended or other bankruptcy or reorganization law, assignment for the benefit of creditors, reorganization or other arrangement with creditors, sale of all or substantially all of the assets of the Debtor, or any other marshaling of the assets or liabilities of the Debtor.

         "Junior Creditor Collateral" means any and all assets of the Debtor or any other person or entity in which the Junior Creditor holds, or has been granted, a security interest, lien or other encumbrance as security for any of the indebtedness or other obligations owing by the Debtor to the Junior Creditor.

         "Lender Collateral" means any and all assets of the Debtor, the Borrower or any of the Borrower's subsidiaries in which the Lender holds, or has been granted, a security interest, lien or other encumbrance as security for any of the indebtedness or other obligations owing by the Debtor, the Borrower or any of the Borrower's subsidiaries to the Lender.

         "Payment in full" or "paid in full" shall mean, with respect to the Lender, the indefeasible payment in full in cash or cash equivalents of the entire amount of the Senior Debt in the manner provided under the terms of the Guaranty.

         "Senior Debt" means all obligations and liabilities at any time owed by the Debtor or the Borrower to the Lender, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, any and all liabilities and obligations now or hereafter owing (a) by the Borrower to the Lender under or in connection with the Credit Agreement or any other document, instrument or agreement executed by the Borrower in connection with any of the foregoing and (b) by the Debtor to the Lender under the Guaranty, in all cases together with all interest, fees, charges, expenses and attorney's fees for which the Borrower or the Debtor is now or hereafter becomes liable to pay to the Lender under any agreement or by law.

         "Subordinated Debt" means all principal, interest and all other amounts at any time owing by the Debtor to the Junior Creditor under or in respect of the Subordinated Note, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising.

                           [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be signed, sealed and delivered as of the date first above written.

                                        THE JUNIOR CREDITOR:


                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        THE LENDER:

                                        NATIONSBANK, N.A. (SOUTH)


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


The undersigned acknowledges and consents to the foregoing Subordination Agreement and confirms that it is not a party thereto.

[PSC MANAGEMENT CORP.]



By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                   EXHIBIT I

                             FORM OF REVOLVING NOTE


$5,000,000                                                       April ___, 1997

         FOR VALUE RECEIVED, the undersigned, PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (SOUTH) (the "Lender") at its office located at 600 Peachtree Street, 18th Floor, Atlanta, Georgia 30308, or at such other location as the Lender shall notify the Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

         The Borrower agrees to pay principal at said office, in like money, from time to time on the dates and at the times specified in the Credit Agreement. The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         The date and amount of each Revolving Loan made by the Lender to the Borrower under the Credit Agreement, each payment of principal in respect thereof and the accrual of interest under this Note, shall be recorded by the Lender on its books; provided, however, that the failure of the Lender to make any such recordation shall not affect the obligation of the Borrower to make a payment when due of any amount owing under this Note. Any such recordations made by the Lender on its books shall be prima facie evidence of the amounts recorded therein.

         This Note is the "Revolving Note" referred to in that certain Credit Agreement dated as of April ____, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the Borrower and the Lender, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above-mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

         This Note is secured by the Collateral and the holder hereof shall be entitled to the benefits thereof and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

                                        PHYSICIANS' SPECIALTY CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ATTEST:


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                       (CORPORATE SEAL)

                                   EXHIBIT J

                               FORM OF TERM NOTE


$20,000,000                                                      April ___, 1997

FOR VALUE RECEIVED, the undersigned, PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (SOUTH) (the "Lender") at its office located at 600 Peachtree Street, 18th Floor, Atlanta, Georgia 30308, or at such other location as the Lender shall notify the Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

         The Borrower agrees to pay principal at said office, in like money, from time to time on the dates and at the times specified in the Credit Agreement. The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         The date and amount of each Term Loan made by the Lender to the Borrower under the Credit Agreement, each payment of principal in respect thereof and the accrual of interest under this Note, shall be recorded by the Lender on its books; provided, however, that the failure of the Lender to make any such recordation shall not affect the obligation of the Borrower to make a payment when due of any amount owing under this Note. Any such recordations made by the Lender on its books shall be prima facie evidence of the amounts recorded therein.

         This Note is the "Term Note" referred to in that certain Credit Agreement dated as of April ___, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and between the Borrower and the Lender, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Term Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above-mentioned,
(b) permits the prepayment of the Term Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Term Loans upon the occurrence of certain specified events.

         This Note is secured by the Collateral and the holder hereof shall be entitled to the benefits thereof and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date written above.

                                        PHYSICIANS' SPECIALTY CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ATTEST:


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                         (CORPORATE SEAL)

                                   EXHIBIT K

                            FORM OF PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT is dated as of __________, _____ (this "Pledge Agreement"), and executed and delivered by [NAME OF LOAN PARTY], a _____________________ (the "Pledgor"), in favor of NATIONSBANK, N.A. (SOUTH) (the "Pledgee").

[Include the following if Pledgor is Physicians' Specialty Corp.]

         [WHEREAS, the Pledgor and the Pledgee have entered into that certain Credit Agreement dated as of April ____, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Pledgee has agreed to extend certain financial accommodations to the Pledgor subject to the terms thereof; and]

[Include the following if Pledgor is a Loan Party other than the Borrower]

         [WHEREAS, Physicians' Specialty Corp. (the "Borrower") and the Pledgee have entered into that certain Credit Agreement dated as of April ___, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Pledgee has agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

         WHEREAS, the Pledgor is an Affiliate of the Borrower;

         WHEREAS, the Pledgor, the Borrower and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lender through their collective efforts;

         WHEREAS, the Pledgor acknowledges that it will receive direct and indirect benefits from the Pledgee making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Pledgor agreed to guaranty the Borrower's obligations to the Pledgee on the terms and conditions contained in that certain Guaranty dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty") executed by the Pledgor in favor of the Pledgee;

         WHEREAS, the Pledgor is executing and delivering this Pledge Agreement to secure its obligations owing to the Pledgee under the Guaranty and the other Loan Documents to which the Pledgor is a party; and]

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgor execute and deliver this Pledge Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. PLEDGE. The Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgee, and grants to the Pledgee a security interest in, all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) all of the common stock, shares, equity interest and other securities (collectively, "Securities") of each Person (each an "Issuer") described in
Schedule 1 attached hereto; (b) any additional Securities of any of such Issuers as may from time to time be issued to the Pledgor or otherwise acquired by the Pledgor; (c) any additional Securities of any Issuer as may hereafter at any time be delivered to the Pledgee by or on behalf of the Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and (e) any and all products and proceeds of any of the foregoing, together with any and all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

         SECTION 2. OBLIGATIONS SECURED. This Agreement is made, and the security interest created hereby is granted to the Pledgee, to secure the prompt performance and payment in full of the following (collectively, the "Secured Obligations"): (a) all obligations and indebtedness of the Pledgor owing to the Pledgee of every kind, nature and description, under or with respect to the [Credit Agreement][Guaranty], this Pledge Agreement or any of the other Loan Documents; (b) all other obligations of the Pledgor under the [Credit Agreement][Guaranty], this Pledge Agreement and the other Loan Documents; and (c) any reasonable costs or expenses actually incurred by the Pledgee or Pledgee's counsel in connection with the realization of the security for which this Pledge Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Pledge Agreement may give rise.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants to the Pledgee as follows:

         (a) Validly Issued, etc. All of the Securities of each Issuer have been validly issued and are fully paid and nonassessable.

         (b) Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral and none of the Pledged Collateral is subject to any Lien other than Permitted Liens. No financing statement under the Uniform Commercial Code of any jurisdiction which names the Pledgor as debtor or covers any of the Pledged Collateral, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, other than Uniform Commercial Code financing statements filed in favor of the Pledgee, and the Pledgor has not signed any such financing statement or notice or any security agreement authorizing the filing of any such financing statement or notice, other than Uniform Commercial Code financing statements filed in favor of the Pledgee.

         (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Pledge Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at ___________________, ______ County, ____________. [The Pledgor has no offices or places of business other than (i) as set forth in Schedule 3(c) and (ii) as set forth in the immediate preceding sentence of this Section 3(c). The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgor is _____________________.

         (d) Authority, etc. The Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Pledge Agreement and Permitted Liens), however arising, of all persons.

         (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby.

         (f) Outstanding Shares. The Securities pledged by the Pledgor hereunder constitute [____%] of the issued and outstanding [______________] stock of [the] [each] Issuer.

         SECTION 4. COVENANTS. The Pledgor hereby unconditionally covenants and agrees as follows:

         (a) No Liens; No Sale of Pledged Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), other than Permitted Liens, and will not, without the prior written consent of the Pledgee, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

         (b) Change of Locations, Name, Etc. Without giving the Pledgor sixty-day's prior written notice, the Pledgor will not (i) change the Pledgor's chief executive office, principal place of business, or the location of its books and records relating to the Pledged Collateral or (ii) change its name, identity or structure.

         SECTION 5.  ADDITIONAL SHARES.

         (a) During the period this Pledge Agreement is in effect, the Pledgor shall not permit any Issuer to issue any additional shares of capital stock or other equity securities or interests to any Person other than the Pledgor. Further, the Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation in a manner which would affect the voting, liquidation, preference or other rights of a holder of the shares of stock pledged hereunder.

         (b) The Pledgor agrees that, until this Pledge Agreement has terminated in accordance with its terms, any additional Securities of an Issuer at any time issued to the Pledgor or otherwise acquired by the Pledgor shall be promptly delivered or otherwise transferred to the Pledgee as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Pledge Agreement.

         SECTION 6. REGISTRATION IN NOMINEE NAME, DENOMINATIONS. The Pledgee shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as Pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Pledgee. The Pledgor will promptly give to the Pledgee copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor. The Pledgee shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger numbers of shares for any purpose consistent with this Pledge Agreement.

         SECTION 7.  VOTING RIGHTS; DIVIDENDS, ETC.

         (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of this Pledge Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that the Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Pledgee;

                 (ii) the Pledgor shall be entitled to retain and use any and all cash dividends paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from a subdivision, combination or reclassification of outstanding Securities of an Issuer which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of an Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee to be held as collateral subject to the terms and conditions of this Pledge Agreement.

The Pledgee agrees to execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, at the sole cost and expense of the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which Pledgor is authorized to retain pursuant to clause
(ii) above.

         (b) Upon the occurrence and during the continuation of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to subsection
(a)(i) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgor shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends which the Pledgor shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional collateral hereunder and shall be applied in accordance with the provisions of Section 10. If the Pledgor shall receive any dividends or other property which it is not entitled to receive under this Section, the Pledgor shall hold the same in trust for the Pledgee, without commingling the same with other funds or property of or held by the Pledgor, and shall promptly deliver the same to the Pledgee upon receipt by the Pledgor in the identical form received, together with any necessary endorsements.

         SECTION 8. EVENT OF DEFAULT DEFINED. For purposes of this Pledge Agreement, "Event of Default" shall mean:

         (a) The Pledgor shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(b) hereof;

         (b) The Pledgor shall fail to observe or perform any covenant or agreement contained in this Pledge Agreement (other than those covered by the immediately preceding clause (a)) for a period of 30 days after written notice thereof has been given to the Pledgor by the Pledgee; and

         (c) an Event of Default under and as defined in the [Credit Agreement][Guaranty] shall occur.

         SECTION 9.  REMEDIES UPON DEFAULT.

         (a) In addition to any right or remedy that the Pledgee may have under the Credit Agreement, the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall have occurred and be continuing, the Pledgee may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Pledge Agreement, the Pledgee, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee from the Pledgor as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. The Pledgor hereby waives any right to require any marshaling of assets and any similar right.

         (b) In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

         (c) The rights and remedies of the Pledgee under this Pledge Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         SECTION 10. APPLICATION OF PROCEEDS OF SALE AND CASH. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Pledgee under the provisions of this Pledge Agreement, shall be applied by the Pledgee in the following order:

         (a) First: to the payment of all reasonable costs and expenses actually incurred in connection with such sale or other realization, including reasonable attorneys' fees incurred if the Pledgee endeavored to collect the Secured Obligations by or through an attorney at law;

         (b) Second: to the payment of the interest due upon any of the Secured Obligations, in any order which the Pledgee may elect;

         (c) Third: to the payment of the principal due upon any of the Secured Obligations in any order which the Pledgee may elect; and

         (d) Fourth: the balance (if any) of such proceeds shall be paid to the Pledgor or to whomsoever may be legally entitled thereto.

The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

         SECTION 11. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of the Pledgor upon the occurrence and during the continuation of an Event of Default with full power of substitution either in the Pledgee's name or in the name of the Pledgor to do any of the following: (a) to perform any obligation of the Pledgor hereunder in the Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which the Pledgor would have, but for this Pledge Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Pledge Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Pledgee. The power of attorney granted herein is irrevocable and coupled with an interest.

         SECTION 12. REIMBURSEMENT OF PLEDGEE. The Pledgor agrees to pay upon demand to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Pledgee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

         SECTION 13. FURTHER ASSURANCES. The Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Pledgee's sole but reasonable discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Pledgee's security interest in the Pledged Collateral, or to enable the Pledgee to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Pledgee, endorsed or accompanied by such instruments of assignment as the Pledgee may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Pledgee, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. The Pledgor agrees to take, and authorizes the Pledgee to take on the Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Pledgee shall deem necessary to perfect the security interest and pledge created hereby or to enable the Pledgee to enforce its rights and remedies hereunder: (i) to register on the books of the Issuer in the name of the Pledgee any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Pledgee any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Pledgee a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Pledgee. Notwithstanding the foregoing the Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Pledgee. The Pledgor hereby authorizes the Pledgee to execute and file in all necessary and appropriate jurisdictions (as determined by the Pledgee) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of the Pledgor and to sign the Pledgor's name thereto. The Pledgor authorizes the Pledgee to file any such financing statement, document or instrument without the signature of the Pledgor to the extent permitted by applicable law. To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Pledge Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Pledgee pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as the Pledgee may reasonably request. In the event any Pledged Collateral in certificated form becomes eligible for book-entry treatment, the Pledgor will use its best efforts to effectuate such book-entry treatment with respect to such Pledged Collateral.

         SECTION 14. SECURITIES ACT. In view of the position of the Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Pledgee may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Pledgee, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.

         SECTION 15. INDEMNIFICATION. The Pledgor agrees to indemnify and hold the Pledgee and any corporation controlling, controlled by, or under common control with, the Pledgee and any officer, attorney, director, shareholder, agent or employee of the Pledgee or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Pledge Agreement, including without limitation, the exercise by the Pledgee of any of its rights and remedies under this Pledge Agreement or any other action taken by the Pledgee pursuant to the terms of this Pledge Agreement; provided, however, the Pledgor shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. The Pledgor's obligations under this section shall survive the termination of this Pledge Agreement and the payment in full of the Secured Obligations.

         SECTION 16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgor and the Pledgee hereby agree that the security interest created by this Pledge Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgor or any person designated by it of all or any portion of the Pledged Collateral.

         SECTION 17. NO WAIVER. Neither the failure on the part of the Pledgee to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee and the Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

         SECTION 18. NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the [Credit Agreement][Guaranty] (or at such other address a party may specify to the other party by like notice. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.

         SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 20. AMENDMENTS. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 21.  ARBITRATION.

         ANY CONTROVERSY OR CLAIM BETWEEN THE PLEDGOR AND THE PLEDGEE, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) OR THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS PLEDGE AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS PLEDGE AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE PLEDGOR'S DOMICILE AT THE TIME OF THIS PLEDGE AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. OR THE AMERICAN ARBITRATION ASSOCIATION AS AGREED BY THE PARTIES. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR(S) SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

    B. RESERVATION OF RIGHTS. NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS PLEDGE AGREEMENT; OR
(II) BE A WAIVER BY THE PLEDGEE OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE PLEDGEE HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE PLEDGEE MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS PLEDGE AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE

A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 22. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Pledge Agreement.

         SECTION 23. TERMINATION. Upon indefeasible payment in full of all of the Secured Obligations, this Pledge Agreement shall terminate. Upon termination of this Pledge Agreement in accordance with its terms the Pledgee agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, (a) to return the Pledged Collateral to the Pledgor, and (b) to evidence the termination of this Pledge Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

         SECTION 24. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Pledge Agreement.

         SECTION 25. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Pledge Agreement.

         SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

         SECTION 27. EXPENSES. The Pledgor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Lender in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Lender actually incurred by the Lender and (b) the exercise by the Lender of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of any attorney.

         SECTION 28. DEFINITIONS. Terms not otherwise defined herein are used herein with the respective meanings given to them in the [Credit
Agreement][Guaranty].

                         [Signatures on following page]

         IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.


                                        [THE PLEDGOR]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Agreed to and Accepted:

NATIONSBANK, N.A. (SOUTH)


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                         SCHEDULE 1 TO PLEDGE AGREEMENT

                                 PLEDGED SHARES


================================================================================
Issuer               No. of Securities   Type of Securities    Certificate Nos.
------               -----------------   ------------------    ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   EXHIBIT L

                           FORM OF SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is dated as of ___________, _____ (this "Security Agreement"), and executed and delivered by ______________, a _____________ organized under the laws of _______________, with its principal place of business and chief executive office located at _____________________ County, ____________________________ (the "Debtor"), in favor of NATIONSBANK, N.A. (SOUTH) with an office located at 600 Peachtree Street, 18th Floor, Atlanta, Georgia 30308 (the "Secured Party").

[Include the following if Debtor is Physicians' Specialty Corp.]

         [WHEREAS, the Debtor and the Secured Party have entered into that certain Credit Agreement dated as of April ___, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Secured Party has agreed to extend certain financial accommodations to the Debtor subject to the terms thereof; and]

[Include the following if Debtor is a Loan Party other than the Borrower]

         [WHEREAS, Physicians' Specialty Corp. (the "Borrower") and the Secured Party have entered into that certain Credit Agreement dated as of April ___, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Secured Party has agreed to extend certain financial accommodations to the Borrower subject to the terms thereof,

         WHEREAS, the Debtor is an Affiliate of the Borrower;

         WHEREAS, the Debtor, the Borrower and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lender through their collective efforts;

    WHEREAS, the Debtor acknowledges that it will receive direct and indirect benefits from the Secured Party making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the Debtor agreed to guaranty the Borrower's obligations to the Secured Party on the terms and conditions contained in that certain Guaranty dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty") executed by the Debtor in favor of the Secured Party;

         WHEREAS, the Debtor is executing and delivering this Security Agreement to secure its obligations owing to the Secured Party under the Guaranty and the other Loan Documents to which the Debtor is a party; and]

         WHEREAS, it is a condition precedent to the Secured Party's extension of such financial accommodations under the Credit Agreement that the Debtor execute and deliver this Security Agreement;

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Debtor, the Debtor hereby agrees with the Secured Party as follows:

         SECTION 1. GRANT OF SECURITY. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Debtor hereby collaterally assigns and pledges to the Lender, and grants to the Lender a security interest and lien in and upon, the Collateral.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Lender as follows:

         (a) Name; Taxpayer ID Number. The exact legal name of the Debtor is set forth in the introductory paragraph of this Security Agreement, and the Debtor does not conduct and, during the five-year period immediately preceding the date of this Security Agreement, has not conducted, business under any trade name or other fictitious name other than those set forth on Schedule 2(a) attached hereto. The social security number or Internal Revenue Service taxpayer identification number, as applicable of the Debtor is ________________.

         (b) Organization; Power; Qualification. The Debtor is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         (c) Authorization. The Debtor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Security Agreement in accordance with its terms. This Security Agreement, the Financing Statements and the instruments, agreements and other documents to which the Debtor is a party and which evidence or relate in any way to the Obligations have been duly executed and delivered by the authorized officers of the Debtor and each is a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

         (d) Compliance of Agreement With Laws, etc. The execution, delivery and performance of this Security Agreement by the Debtor in accordance with its terms, including the granting of the Security Interest, do not and will not, by the passage of time, the giving of notice or otherwise:

                 (i) Require any Governmental Approval or violate any Applicable Law relating to the Debtor;

                 (ii) Conflict with, result in a breach of or constitute a default under, the articles or certificate of incorporation or bylaws of the Debtor, or any indenture, instrument or other agreement to which the Debtor is a party or by which it or any of its properties may be bound; or

                 (iii) Result in, or require the creation or imposition of, any Lien upon or with respect to any property in which the Debtor now or may hereafter have rights.

         (e) Liens. None of the Collateral or other properties of the Debtor is, as of the date hereof, subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any jurisdiction which names the Debtor as debtor or covers any of the Collateral or any other property of the Debtor, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, and the Debtor has not signed any such financing statement or notice or any security agreement authorizing any Person to file any such financing statement or notice other than relating to Permitted Liens of the type described in any of clauses (d) through (g) of the definition of the term "Permitted Liens".

         (f) Chief Executive Office. The chief executive office and principal place of business of the Debtor and the books and records relating to the Receivables and the other Collateral are located at the address set forth in the introductory paragraph of this Security Agreement, and have been located there for the five-year period immediately preceding the date hereof. During such five-year period, the Debtor has not changed its name, identity or corporate structure in any way.

         (g) Places of Business. The addresses (including the applicable counties) of all of the places of business of the Debtor are set forth on
Schedule 2(g) attached hereto.

         (h) Security Interest. It is the intent of the Debtor that this Security Agreement create a valid and perfected first-priority security interest in the Collateral (subject only to Permitted Liens), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect such security interest under the Uniform Commercial Code as enacted in any relevant jurisdiction have been duly taken.

         (i) Title to Properties. The Debtor has good, marketable and legal title to its properties and assets, including, but not limited to, those reflected on the balance sheet of the Debtor, as at ___________________, except those which have been disposed of by the Debtor subsequent to such date in the ordinary course of business.

         SECTION 3.  CONTINUED PRIORITY OF SECURITY INTEREST.

         (a) The Security Interest shall at all times be valid, perfected and of first priority and enforceable against the Debtor and all other Persons, in accordance with the terms of this Security Agreement, as security for the Obligations.

         (b) The Debtor shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a), or to enable the Lender to exercise or enforce its rights hereunder including, without limitation:

                 (i) Paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens;

                 (ii) Obtaining landlords', mortgagees', mechanics', bailees', warehousemen's or processors' releases, subordinations or waivers with respect to any or all of the Collateral, in form and substance reasonably satisfactory to the Lender;

                 (iii) Delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Collateral;

                 (iv) At the request of the Lender, marking conspicuously each document included in the Collateral and marking all chattel paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Lender, indicating that such document, chattel paper, or Collateral is subject to the Security Interest; and

                 (v) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

         (c) The Lender is hereby authorized to execute and file in all necessary and appropriate jurisdictions (as determined by the Lender) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(v) above) in the name of the Debtor and to sign the Debtor's name thereto. The Debtor authorizes the Lender to file any such financing statement, document or instrument without the signature of the Debtor to the extent permitted by Applicable Law. Further, to the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Security Agreement or of any Financing Statement is sufficient as a financing statement.

         (d) The Debtor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         SECTION 4.  COVENANTS REGARDING COLLATERAL GENERALLY.

         (a) Verification. The Lender shall have the right at any time and from time to time, in its name in the name of the Debtor, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone or otherwise.

         (b) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument, the Debtor will immediately thereafter deliver such instrument to the Lender, appropriately endorsed to the Lender.

         (c) Defense of Title. The Debtor shall at all times be the sole owner of each and every item of Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         (d) Maintenance of Collateral. The Debtor shall maintain all physical property that constitutes Collateral in good and workable condition, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         (e) Insurance. The Debtor shall at all times maintain insurance on its inventory and equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards and risks as the Lender shall reasonably specify, under policies issued by the Debtor's present insurers or other insurers acceptable to the Lender and in such amounts as is customarily maintained by similar businesses, as may be required by Applicable Law or as may be satisfactory to the Lender. All premiums on such insurance shall be paid by the Debtor and certified copies of the policies, or other evidence of insurance acceptable to the Lender, shall be delivered to the Lender promptly upon the Lender's request. The Debtor will not use or permit the Collateral to be used unlawfully or outside of any insurance coverage. All insurance policies required under this Section shall contain loss payable clauses on New York standard loss payee forms or other forms satisfactory to the Lender, naming the Lender as loss payee, and providing that:

                 (i) All proceeds thereunder shall be payable directly to the Lender as its interest may appear;

                 (ii) No such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy;

                 (iii) Such policies and loss payable clauses may not be canceled, amended or terminated with respect to the Lender unless at least thirty days' prior written notice is given to the Lender; and

                 (iv) There shall be no recourse against the Lender for payment of premiums or other amounts with respect thereto.

Any proceeds of insurance referred to in this Section shall be applied in accordance with Section 9 hereof.

         (f) Location of Office. The Debtor's chief executive office, principal place of business, and its books and records relating to the Collateral will continue to be kept at the address set forth in the first paragraph of this Security Agreement and the Debtor will not change the location of such office and place of business or such books and records without giving the Lender thirty days' prior written notice thereof.

         (g) Change of Name, Structure, Etc. Without giving the Lender thirty days' prior written notice, the Debtor will not (i) change its name, identity or structure (ii) conduct business under any trade name or other fictitious name other than those set forth on Schedule 2(a), as modified from time to time.

         (h) Records Relating to Collateral. The Debtor will at all times keep complete and accurate records of all other Collateral.

         (i) Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Debtor, at any time or times during normal business hours: (i) to inspect all files relating to the Collateral and the premises upon which any information relating to the Collateral is located, (ii) to discuss the Debtor's affairs and finances, insofar as the same are reasonably related to the rights of the Lender hereunder with any Person, to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and (iii) to review, audit and make extracts from all records and files related to any of the Collateral.

         (j) Other Information. The Debtor shall furnish to the Lender such other information with respect to the Collateral as the Lender may reasonably request from time to time.

         (k) Payments Directly to Lender. The Lender may at any time and from time to time after the occurrence and continuation of a Default or Event of Default notify, or request the Debtor to notify, in writing or otherwise, any account debtor or other obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender directly, at such address as may be specified by the Lender. If, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payment to the Debtor, the Debtor shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of or held by the Debtor, and shall promptly deliver the same to the Lender or any such agent or designee immediately upon receipt by the Debtor in the identical form received, together with any necessary endorsements.

         (l) Sale of Collateral. Except as permitted under the terms of the Credit Agreement, the Debtor shall not sell, transfer, convey or dispose of any Collateral outside the ordinary course of its business. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

         (m) Proceeds of Collateral. The Debtor shall account fully and faithfully for, and upon the Lender's request during the continuance of an Event of Default, promptly pay or turn over to the Lender, proceeds in whatever form received in disposition in any manner of any of the Collateral. To the extent practicable, the Debtor shall at all times keep the Collateral and proceeds thereof separate and distinct from other property of the Debtor and shall keep accurate and complete records of the Collateral and proceeds thereof.

         SECTION 5. THE LENDER APPOINTED ATTORNEY-IN-FACT. The Debtor hereby irrevocably appoints the Lender the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time upon the occurrence and during the continuance of a Default or Event of Default in the Lender's discretion to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement and to exercise any rights and remedies the Lender may have under this Security Agreement or Applicable Law, including, without limitation: (i) to obtain and adjust insurance required to be maintained pursuant to Section 5(e) hereof; (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including any Receivable; (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; (iv) to sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, to settle, adjust, compromise, extend or renew any Receivable or to discharge and release any Receivable; and (v) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

         SECTION 6. THE LENDER MAY PERFORM. If the Debtor fails to perform any agreement contained herein, the Lender may, with notice to the Debtor, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Debtor under Section 12 hereof; provided, however, the Lender's failure to give such notice shall not in any way affect the validity of any action taken by the Lender under this Section.

         SECTION 7. THE LENDER'S DUTIES. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property; it being understood that the Lender shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Debtor and shall be added to the Obligations.

         SECTION 8. REMEDIES. The Lender may take any or all of the following actions upon the occurrence and during the continuation of an Event of Default.

         (a)     Use of Premises and Patents.  The Lender may:

                 (i) without notice, demand or other process, and without payment of any rent or any other charge enter any of the Debtor's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Debtor's equipment; and

                 (ii) in the exercise of the rights of the Lender under this Security Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of the Debtor therein, and the Debtor hereby grants a license to the Lender for this purpose.

         (b) Rights as a Secured Creditor. The Lender may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale at any location chosen by the Lender, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.
The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
The Lender may bid all or any portion of the Obligations at any such sale.

         (c) Waiver of Marshaling. The Debtor hereby waives any right to require any marshaling of assets and any similar right.

         (d) Appointment of Receiver. The Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Debtor and to exercise such power as the court shall confer upon such receiver.

         (e) Receivables. The Lender shall have the exclusive right to assert, either directly or on behalf of the Debtor, any and all rights and claims the Debtor may have under any Receivables as the Lender may deem proper and to receive and collect any and all Receivables and any and all fees, damages, awards and other monies arising thereunder or resulting therefrom and to apply the same on account of any of the Obligations.

         SECTION 9. APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following the occurrence and continuation of an Event of Default, and all insurance proceeds payable following the occurrence and continuation of an Event of Default by reason of any damage or destruction of any of the Collateral, shall be applied or paid over as follows:

         (a) First: to the payment of all reasonable costs and expenses actually incurred in connection with such sale or other realization, including reasonable attorneys' fees actually incurred if the Lender endeavored to collect the Obligations by or through an attorney at law;

         (b) Second: to the payment of the accrued interest upon any of the Obligations in any order which the Lender may elect;

         (c) Third: to the payment of the outstanding principal of the Obligations in any order which the Lender may elect; and

         (d) Fourth: the balance (if any) of such proceeds shall be paid to the Debtor or to whomsoever may be legally entitled thereto.

The Debtor shall remain liable and shall pay, on demand, any deficiency remaining in respect of the Obligations, together with interest thereon at a rate per annum equal to the Post-Default Rate then payable hereunder on such Obligations, which interest shall constitute part of the Obligations. So long as no Event of Default shall have occurred and be continuing, the Debtor may receive any insurance proceeds payable by reason of any damage or destruction of any of the Collateral. If the Lender shall receive any such insurance proceeds which it is not otherwise entitled to retain, the Lender shall promptly turn over such proceeds to the Debtor or to whomsoever may be legally entitled thereto.

         SECTION 10. RIGHTS CUMULATIVE. The rights and remedies of the Lender under this Security Agreement, the Credit Agreement and each other document or instrument evidencing or securing the Obligations shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other Applicable Laws. In exercising its rights and remedies the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 11. EXPENSES. The Debtor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Lender in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the

Lender actually incurred by the Lender and (b) the exercise by the Lender of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of an attorney.

         SECTION 12. AMENDMENTS, ETC. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 13. NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, in accordance with the notice provision set forth in the [Credit Agreement][Guaranty].

         SECTION 14. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations, (ii) be binding upon the Debtor, its successors and assigns and
(iii) inure the benefit of the Lender, and its successors and assigns. The Debtor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefore.

         SECTION 15. APPLICABLE LAW; SEVERABILITY. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Security Agreement. The Secured Party may assign, transfer or sell any of the Obligations, or grant or sell participation interests in any of the Obligations, to any Person pursuant to the terms of the Credit Agreement.

         SECTION 16.  ARBITRATION.

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) OR THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AS APPLICABLE, AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT

HAVING JURISDICTION. ANY PARTY TO THIS SECURITY AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS SECURITY AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS SECURITY AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. OR THE AMERICAN ARBITRATION ASSOCIATION AS AGREED BY THE PARTIES. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR(S) SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS SECURITY AGREEMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS SECURITY AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         SECTION 17. INDEMNIFICATION. The Debtor agrees to indemnify the Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Lender in any way relating to or arising out of the operation of the Debtor's business, any action taken by the Lender with respect to any Receivable pursuant to this Security Agreement or any other action taken by the Lender pursuant to the terms of this Security Agreement; provided, however, that the Debtor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Debtor agrees to reimburse the

Lender promptly upon demand for any reasonable out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Lender's own choosing) incurred by the Lender in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, this Security Agreement, any suit or action brought by the Lender to enforce the terms of this Security Agreement, and any claim or suit brought against the Lender arising under any federal or state environmental statute, rule or regulation, including, without limitation, the Superfund Act, or the Federal Resource Conservation and Recovery Act of 1976, as amended. The agreements in this Section shall survive the termination of this Security Agreement. The Lender agrees to give the Debtor prompt notice of any suit or cause of action brought against the Lender which is covered by this Section.

         SECTION 18. COUNTERPARTS. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 19.  DEFINITIONS.  (a) For the purposes of this Security
Agreement:

         "Collateral" means all of the Debtor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing, or now owned or hereafter acquired or arising:

         (a)     all Receivables;

         (b) all books, records, files, computer programs, data processing records, computer software, documents, correspondence and other information at any time evidencing, describing or pertaining to or in any way related to any of the foregoing or otherwise pertaining or relating to the business or operations of the Debtor;

         (c) any and all balances, credits, deposits, accounts, items and monies of the Debtor now or hereafter with the Lender or any affiliate of the Lender or deposited with the Lender or any financial institution selected by the Lender pursuant to any lock box, deposit, escrow or other collection agreement or otherwise, and all property of the Debtor of every kind and description now or hereafter in the possession or control of the Lender for any reason; and

         (d) any and all products and proceeds of any of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims of the Debtor against third parties for loss of, damage to or destruction of, any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, instruments, general intangibles, accounts, equipment, inventory, farm products, other goods, documents and chattel paper and all proceeds of such proceeds.

         "Debtor" has the meaning set forth in the first paragraph hereof.

         "Default" means any of the events specified in the definition of Event of Default, whether or not there has been satisfied any requirement for giving of notice, lapse of time or the happening of any other condition.

         "Financing Statements" means any and all financing statements executed and delivered by or on behalf of the Debtor in connection with the perfection of the Security Interest, together with any amendments thereto and any continuations thereof.

         "Receivables" means all accounts and any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services rendered including, but not limited to, accounts receivable, proceeds of any letters of credit naming the Debtor as beneficiary, all contract rights, notes, drafts, instruments, documents, acceptances in favor of the Debtor, and all other debts, obligations and liabilities in whatever form owing by any Person to the Debtor.

         "Security Agreement" means this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Security Interest" means the Lien of the Lender upon, and the collateral assignments to the Lender of, the Collateral effected hereby or pursuant to the terms hereof.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of Georgia, as the same may be amended from time to time.

         (b) Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.

         (c) Capitalized terms used herein and not defined herein are used herein with the meaning ascribed to them in the Credit Agreement.

                         [Signature on following page]

         IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered under seal by its duly authorized officers as of the day first above written.


                                        [DEBTOR]


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        ATTEST:


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                                     (CORPORATE SEAL)


Agreed to and Accepted:

NATIONSBANK, N.A. (SOUTH)


By:
   ---------------------------------
   Name:
        ----------------------------
   Title:
         ---------------------------

                                 SCHEDULE 2(A)

                                  Trade Names




                          (To be Completed by Debtor)

                                 SCHEDULE 2(G)

                               Places of Business




                          (To be Completed by Debtor)

                                   EXHIBIT M

                           FORM OF OPINION OF COUNSEL


      [A Georgia White Paper Opinion typical for transactions of this type to be negotiated directly with Troutman Sanders LLP]





                                      M-1